UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.     )

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Advanced Medical Optics, Inc.

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1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

April 17, 2007

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Tuesday, May 22, 2007, at 10:00 a.m., to be held at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company’s board of directors operates and gives certain information about the company. In addition, we have enclosed a copy of the Annual Report to Stockholders, which includes the company’s financial statements for 2006.

We hope you will be able to attend our annual meeting. If you need special assistance at the meeting, please contact our Investor Relations department at the address above.

James V. Mazzo

Chairman, President and

Chief Executive Officer

1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	May 22, 2007

Time:	10:00 a.m.

Place:	Advanced Medical Optics, Inc.
1700 E. St. Andrew Place
Santa Ana, California 92705

Purpose:	• To elect two directors

• To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2007

• To consider such other business as may properly come before the meeting or any adjournment of the meeting

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY EITHER (1) CALLING THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; (2) ACCESSING THE INTERNET AS INDICATED ON YOUR PROXY CARD; OR (3) SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.

By Order of the Board of Directors

Aimee S. Weisner

Executive Vice President, Administration,

General Counsel and Secretary

April 17, 2007

ADVANCED MEDICAL OPTICS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 22, 2007

GENERAL INFORMATION

The approximate date on which the enclosed proxy card and this proxy statement are first being sent to stockholders is April 17, 2007.

Outstanding Shares

On March 30, 2007, 59,822,315 shares of common stock (exclusive of 1,397 shares held in treasury) were outstanding. Each common share has one vote.

Who May Vote

Stockholders of Advanced Medical Optics, Inc. as of the annual meeting record date, March 30, 2007, may vote.

How To Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may vote in one of the following three ways:

•	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

•	Call the toll-free number listed on the proxy card; or

•	Access the Internet as indicated on the proxy card.

Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

Advanced Medical Optics, Inc.’s board of directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (members of Advanced Medical Optics management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted “for” all director candidates and “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2007. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. The shares represented by each card will need to be voted separately. Generally, you need to either call the toll-free number, vote by accessing the Internet, sign and return all of your proxy cards or vote in person at the meeting to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Advanced Medical Optics 401(k) Plan also are covered by a separate proxy card. If a proxy card representing shares in the Advanced Medical Optics 401(k) Plan is not voted, those shares will be voted by the trustee of the 401(k) Plan in accordance with the direction of the company’s corporate benefits committee.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes,” will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Shares owned by Advanced Medical Optics (also known as treasury shares) are not voted and do not count for this purpose.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying the Secretary of Advanced Medical Optics in writing at the address under “Questions?” on page 50.

Votes Needed

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors. The ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2007 will occur upon the affirmative vote of a majority of shares present and entitled to vote on such matter. Abstentions will be counted as shares present and entitled to vote on the auditor ratification proposal, and thus will have the effect of a negative vote. Broker non-votes are not considered shares entitled to vote and will have no impact on the auditor ratification proposal.

Attending In Person

Only stockholders, their designated proxies and guests of Advanced Medical Optics may attend the meeting.

ELECTION OF DIRECTORS

(Proposal 1)

General

The first proposal to be voted on at the meeting is the election of two directors. Each of these directors is to be elected as a Class II director for a three-year term expiring at the 2010 annual meeting. The board of directors, on the recommendation of the Organization, Compensation and Corporate Governance Committee, which acts as our nominating committee, has nominated Mr. Christopher G. Chavez and Ms. Elizabeth H. Dávila for these directorships. Each of these individuals is currently serving as an AMO director. Biographical information about each of the director nominees and the other directors continuing in office is included in “Director Information” below.

Mr. William R. Grant’s term as a director expires at the meeting, and at that time the size of our board shall be reduced from eight members to seven members. The board of directors did not nominate Mr. Grant for re-election at this meeting. We have no disagreements with Mr. Grant. We wish to thank Mr. Grant for his leadership and innumerable contributions to the success of AMO.

The Board of Directors recommends a vote “FOR” all nominees.

The board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the board will either select a substitute nominee or reduce the size of the board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee, in the discretion of the proxy holders.

In accordance with our bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the two nominees will be elected if they receive more affirmative votes than any other nominees.

Director Information

Our board of directors is separated into three classes, each with a three-year term. The current term of the Class I directors will expire at the 2009 annual meeting, the current term of the Class II directors will expire at the 2007 annual meeting, and the current term of the Class III directors will expire at the 2008 annual meeting.

Set forth below is biographical and other information about the persons who will make up the board following the annual meeting, assuming election of the nominees named below.

Nominees for Election as Directors—Term Expiring 2010

Christopher G. Chavez Class II Age: 51 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance; Science and Technology; Audit and Finance Committee (Alternate)	Mr. Chavez is President of Advanced Neuromodulation Systems (ANS), a position he has held since he joined ANS in April 1998 and which he continues to hold following the acquisition of ANS by St. Jude Medical, Inc. in November 2005. From April 1998 to November 2005, Mr. Chavez was also Chief Executive Officer and a Director of ANS. ANS is a medical device company focused on neurostimulation and drug pump technologies. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman Kodak’s Health Imaging Division where the division’s five worldwide profit centers reported to him. From 1981 to 1997, Mr. Chavez was with Johnson & Johnson Medical, Inc., a major division of Johnson & Johnson. While with J&J, he progressed through several positions in finance, strategic planning, domestic and international marketing, new business development and general management. His most recent position was Vice President and General Manager of the Infection Prevention Business Unit, one of four worldwide business units with approximately one-half billion dollars in sales. Mr. Chavez currently serves on the Board of Directors of the Medical Device Manufacturers Association.

Elizabeth H. Dávila Class II Age: 62 Director since May 2005 Board committees: Science and Technology	Ms. Dávila is a retired executive and the former Chairman of the Board of Directors and Chief Executive Officer of VISX, Incorporated, which Advanced Medical Optics acquired in May 2005. Ms. Dávila served on the VISX Board of Directors from 1995 to 2005, and served as its Chairman and Chief Executive Officer from 2001 to 2005. From 1995 to 2001, Ms. Dávila held a number of positions at VISX, including Executive Vice President, President, and Chief Operating Officer. Prior to joining VISX, Ms. Dávila was at Syntex Corporation from 1977 to 1994, where she held senior management positions in its medical device, medical diagnostics, and pharmaceutical divisions. Ms. Dávila serves on the Board of Directors of Cholestech Corporation. She holds a masters degree in Chemistry from the University of Notre Dame and an M.B.A. from Stanford University.

Directors Continuing in Office—Term Expiring 2008

James V. Mazzo Class III Age: 49 Director since October 2001 Board committees: Science and Technology; Employee Incentive Committee	Mr. Mazzo is our Chairman of the Board, President and Chief Executive Officer. He has been a member of our Board of Directors since October 2001. Mr. Mazzo was President and Chief Executive Office from our inception through May 2006, at which time he also became our Chairman of the Board. Prior to AMO’s spin-off from Allergan in 2002, Mr. Mazzo served in various positions at Allergan, most recently as Allergan’s Corporate Vice President and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he was Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President, Northern Europe. Mr. Mazzo first joined Allergan in 1980. Mr. Mazzo sits on the Boards of Directors of Beckman Coulter and AdvaMed (Advanced Medical Technology Association).

James O. Rollans Class III Age: 64 Director since June 2002 Board committees: Audit and Finance (Chairman); Organization, Compensation and Corporate Governance	Mr. Rollans is the Presiding Director of our Board of Directors. Mr. Rollans retired in 2003 from the Board of Directors of Fluor Corporation and from his position as Fluor’s Group Executive of Investor Relations and Corporate Communications, in which he was responsible for leading the company’s external affairs, including Investor Relations, Corporate Communications, Community and Government Relations functions. Prior to assuming that role in February 2002, Mr. Rollans served as Group Executive of Business Services (from February 2001). Joining Fluor in 1982, Mr. Rollans’ tenure with the company included several positions at the senior executive level, including that of Senior Vice President and Chief Administrative Officer from 1994 to 1998; Senior Vice President and Chief Financial Officer from 1998 to 1999 and from 1992 to 1994; and Vice President of Corporate Communications from 1982 to 1992. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation from 1999 to 2001. Fluor is an engineering, procurement, construction and maintenance services company. Mr. Rollans is a member of the Board of Directors of Flowserve Corporation and Encore Credit Corporation.

Directors Continuing in Office—Term Expiring 2009

William J. Link, Ph.D. Class I Age: 61 Director since June 2002 Board committees: Audit and Finance; Science and Technology (Chairman); Organization, Compensation and Corporate Governance (Alternate)	Dr. Link is Managing Director and a co-founder of Versant Ventures, a venture capital firm located in Newport Beach, California investing in early-stage health care companies. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital, where he invested in a number of early-stage companies. From 1986 to 1997, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products and which was later sold to Bausch and Lomb in 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link earned his bachelor’s, master’s and doctorate degrees in mechanical engineering from Purdue University.

Michael A. Mussallem Class I Age: 54 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance (Chairman); Science and Technology; Employee Incentive Committee	Mr. Mussallem is the Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Edwards Lifesciences is a medical device company focused on cardiovascular disease treatments. Mr. Mussallem joined Baxter in 1979 and was the Group Vice President of Baxter’s CardioVascular business from 1994 to 2000 and Group Vice President of Baxter’s Biopharmaceutical business from 1998 to 2000. In addition to serving on the Board of Edwards Lifesciences, Mr. Mussallem serves on the Boards of AdvaMed and the California Healthcare Institute.

Deborah J. Neff Class I Age: 54 Director since July 2003 Board committees: Audit and Finance; Science and Technology	Ms. Neff is the President and Chief Executive Officer of Pathwork Diagnostics, Inc. (formerly Predicant Biosciences, Inc. and Biospect, Inc.), which she joined in 2003. Pathwork is focused on applying genomics to unmet clinical needs in oncology. Prior to joining Pathwork, from 1988 to 2003, Ms. Neff held a number of executive positions at Becton Dickinson and Company, a $4 billion global medical technology and device company. Most recently, from 2000 to 2003, she was Worldwide President of Becton Dickinson Biosciences, and from 1995 to 2000, she was President of the Biosciences and Microbiology Systems as well as the Becton Dickinson Immunocytometry Systems. Before joining Becton Dickinson, Ms. Neff held senior management positions with Organon-Teknicka Corporation and CooperBiomedical. In addition to serving on the Board of Pathwork, Ms. Neff is a member of the Advisory Board of the Healthcare Businesswomen’s Association, and a member of the Board of Directors of ForteBio, a private life science company.

Attendance at Meetings

Our board of directors met eight times in 2006. Each of the directors attended more than 75% of the aggregate number of regularly scheduled and special board and applicable committee meetings held during the year, with the exception of Mr. Grant. In addition, with the exception of Mr. Grant, each of the directors attended the annual meeting of stockholders held on May 25, 2006.

Conduct of Meetings—Executive Sessions

Mr. James V. Mazzo, the Chairman of the Board, presides over each meeting of our board. Mr. James O. Rollans, the Presiding Director and a non-employee member of the board of directors, presides during each executive session, which occurs during each regularly scheduled board meeting. If Mr. Mazzo were not available to attend a meeting of the board, Mr. Rollans would preside over such meeting. If Mr. Rollans were not available to preside during an executive session, a non-employee member of the board would be selected by a majority of the outside directors in attendance at that meeting to preside over such executive session.

Director Compensation

The following table sets forth the compensation paid to our non-employee board members in 2006, and the narrative discussion that follows describes different components of our directors’ compensation. Mr. Mazzo, chairman of our board of directors, is also our president and chief executive officer, and as such does not receive additional compensation as a board member. For a description of Mr. Mazzo’s compensation, please see “Executive Officers” beginning on page 20.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Christopher G. Chavez	$13,200	$178,769	$—	$—		$191,969
Elizabeth H. Dávila	47,400	166,712	—	8,816	(4)	222,928
William R. Grant	14,667	251,631	—	—		266,298
William J. Link, Ph.D.	20,400	180,855	—	—		201,255
Michael A. Mussallem	20,400	180,855	—	—		201,255
Deborah J. Neff	31,665	172,514	—	—		204,179
James O. Rollans	22,000	180,854	—	—		202,854

(1)

Cash compensation is composed of annual retainers and fees for meetings attended in person or by telephone. Prior to each annual meeting of stockholders, directors may elect to receive some or all of their annual retainers in the form of shares of restricted stock, computed on the basis of the closing price of our common stock on the date of the annual meeting. See footnote (2) and the narrative discussion below.

(2)

This column represents the 2006 expense recognized under FAS 123R for all stock awards. Stock awards in 2006 were composed of 3,900 shares of restricted stock that were awarded to each non-employee director on May 25, 2006, the date of our 2006 annual meeting of stockholders, plus such number of shares of restricted stock, if any, that were awarded to such directors in lieu of payment in cash of their annual retainers. The grant date fair values for these awards were $177,762 for each of Ms. Dávila and Mr. Grant, $197,772 for Ms. Neff, $207,799 for Mr. Chavez and $212,767 for each of Dr. Link and Mr. Mussallem and $217,781 for Mr. Rollans. As of December 31, 2006, the non-employee directors had no other unvested stock awards.

(3)

As of December 31, 2006, the aggregate number of vested and unvested stock option awards outstanding for each of our non-employee directors is set forth below. No stock options were awarded to our non-employee directors in 2006:

No. of Options
Mr. Chavez	36,000
Ms. Dávila	517,842
Mr. Grant	66,000
Dr. Link	9,500
Mr. Mussallem	36.000
Ms. Neff	29,500
Mr. Rollans	36,000

(4)	In fulfillment of the terms of an agreement that Ms. Dávila had with VISX, Incorporated, for which Ms. Dávila was serving as Chief Executive Officer at the time it was acquired by AMO in May 2005, we provide Ms. Dávila with certain health and welfare benefits during a 36-month period expiring in May 2008. The elements of these benefits, and the expense to AMO of providing them, are as follows: medical and vision insurance coverage ($7,241.64), dental insurance coverage ($815.04), life and AD&D insurance coverage ($726.70) and short-term disability insurance (self-funded, administration fee of $33.00 per year).

The following are the elements of AMO director compensation:

•	Annual retainer, paid in cash or restricted stock at the election of the director, in the following amounts:

•

Non-executive Chairman of the Board: $150,000 (through May 2006, after which time Mr. Mazzo, President and Chief Executive Officer, was appointed Chairman; Mr. Mazzo does not receive separate compensation for serving in the capacity as Chairman).

•	Chairman of the Audit and Finance Committee: $40,000.

•	Chairman of the Organization, Compensation and Corporate Governance Committee: $35,000.

•	Chairman of the Science and Technology Committee: $35,000.

•	Other Board Members: $30,000.

•	Meeting fees, paid in cash ($1,200 per board meeting, $1,000 per committee meeting); and

•	Discretionary annual grant of restricted shares (3,900 shares awarded in 2006).

With the exception of Ms. Dávila, as discussed in the table above, we do not provide any perquisites or benefits to our non-employee directors. We do reimburse our directors for their reasonable expenses associated with board service, such as travel expense.

In May 2006, our Board designated Mr. Rollans as Presiding Director. Mr. Rollans receives no additional retainer for this role, but our compensation committee has reserved the right to award Mr. Rollans additional sums if the demands of the role so warrant.

The restrictions on all shares of restricted common stock granted in 2006 will lapse on the date of our 2007 annual meeting of stockholders.

Our non-employee directors may forego some or their entire annual cash retainer in exchange for restricted shares of our stock issued under our incentive compensation plan, with a face value equal to the amount of the annual cash retainer foregone. Our non-employee directors have the ability to make this election each year.

Our Organization, Compensation and Corporate Governance Committee reviews director compensation periodically and recommends changes, if any, to the board of directors for approval. Our board last adjusted director compensation in May 2004. As one factor in determining the aggregate amount and individual components of such compensation, the Organization, Compensation and Corporate Governance Committee solicits, reviews and considers analyses and recommendations from the compensation consultant retained by the committee who, among other things, presents peer group and published survey data and recommendations for the committee and the board to consider. In determining the amounts, the board seeks to adequately compensate directors for their time committed to AMO board activity and to align the directors, through grants of restricted stock, with the long-term interests of our stockholders. From 2002-2004, board members received annual stock option awards pursuant to a pre-set formula set forth in our incentive compensation plan, approved by our stockholders. In 2005, we discontinued this program in favor of a restricted stock program because we believe that the primary focus of the directors should be to protect and grow stockholder value and that restricted stock best achieves alignment with this objective and reduces stockholder dilution as compared to stock options.

CORPORATE GOVERNANCE

From its inception, AMO has been committed to integrity and responsible conduct, as evidenced by our adoption in June 2002 of the Advanced Medical Optics, Inc. Code of Ethics. We believe that AMO’s commitment to ethical conduct is the personal responsibility of each manager and employee of our company, and no other objective shall have a higher priority. In addition, the board of directors has adopted Corporate Governance Guidelines that reflect our board’s commitment to the highest possible standards of corporate governance. These guidelines, which were further updated in May 2006, are being published in this proxy statement to inform our stockholders of the board’s current thinking with respect to selected corporate governance issues that we believe may be of interest to stockholders. These are guidelines, not rigid rules. The guidelines include, among other things, a description of the manner in which stockholders can send communications to the board of directors, AMO’s policy with regard to board members’ attendance at annual meetings, and which director will preside at executive sessions of the board.

Corporate Governance Guidelines

The Board of Directors of Advanced Medical Optics, Inc. (the “Company”) recognizes the importance of good corporate governance as a means of addressing the needs of the Company’s stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, Bylaws and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

Role of the Board of Directors

1.	The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It appoints the senior management team, which is charged with the conduct of the Company’s business. Having appointed the senior management team, the Board’s role is to oversee management. The Board also acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board has complete access to the Company’s management. The Board also has access, as necessary and appropriate, to independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

2.	The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations. Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company’s stockholders as a whole. The Company has adopted a Code of Ethics that is applicable to each of its directors, officers and employees.

3.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. The Board has delegated certain basic responsibilities to three committees: Audit and Finance; Organization, Compensation and Corporate Governance (“OCCG”); and Science and Technology. The responsibilities of these committees are set forth in their respective written charters, which shall be publicly available at all times.

4.	The OCCG is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against those goals on an annual basis. The evaluation is submitted for consideration by the outside directors of the Board in an executive session. The evaluation is then used in the consideration of the Chief Executive Officer’s compensation.

5.	The OCCG is also responsible for undertaking an annual assessment of the Board’s performance. This report will be discussed with the full Board. The assessment will focus on the Board’s contribution as a whole and areas in which the Board or management believes a better contribution could be made.

6.	The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Board or the OCCG should also receive at that time an assessment of persons considered potential successors to certain senior management positions and the Company’s management development plans.

7.	The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholders. It is the policy of the Company that designated management speaks for the Company. Stockholders may communicate directly with the Board of Directors or with any of the non-management directors in writing, mailed or delivered to such person or group in care of the Secretary at the Company’s headquarters.

Composition of the Board of Directors

8.	The members and chairs of Board committees are recommended to the Board by the OCCG in consultation with the Chairman and Chief Executive Officer. The Audit and Finance Committee and the OCCG are comprised solely of independent directors. Committee members will be rotated as needed. Each committee is responsible for preparing an annual self-evaluation.

9.	It is the policy of the Company that a majority of the members of the Board of Directors be independent directors and that the number of directors not exceed a number that can function efficiently as a body. The OCCG will analyze the independence of its members annually and report to the Board. After receiving the OCCG’s report, the Board shall annually review the affiliations of each outside director to affirmatively determine his or her independence, and the Company will publicly disclose these determinations. The Company generally will not classify a director as “independent” if:

(a)	the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined below) is, or has been within the last three years, an executive officer of the Company;

(b)	the director is a current employee, or an immediate family member is a current executive officer, of a company that that has made significant (defined below) payments to, or received significant payments from, the Company for property or services in any of the last three fiscal years;

(c)	the director beneficially owns or is affiliated with an entity that owns more than 20% of the Company’s common stock;

(d)	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(e)	the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(f)	the director or an immediate family member is, or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

(g)	the director is an executive officer of a tax-exempt entity that receives significant contributions from the Company;

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. “Significant” means amounts exceeding in any single fiscal year the greater of $1 million or 2% of either entity’s consolidated gross revenues.

Any relationships that do not surpass the limitations set out above are deemed categorically immaterial.

The Board may make exceptions to the above classification on a case by case basis, provided, however, that so long as the Company has a class of securities registered under federal securities laws, the Board will comply with applicable corporate governance rules promulgated by the U.S. Securities and Exchange Commission and each stock exchange on which the securities of the Company are then listed.

For purposes of membership on the Audit and Finance Committee, in order to be “independent,” its members must receive no compensation from the Company other than director fees (be they in cash, equity or some other form) and may not serve on the audit committees of more than five public companies at any time without prior Board approval. In addition, no member of the Audit and Finance Committee may be an “affiliated person” of the Company, as that term is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. At least one member of the Audit and Finance Committee should also qualify as an “audit committee financial expert,” as defined in Item 401(e) of Regulation S-K.

10.	The OCCG, in consultation with the Chairman and Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The OCCG also performs the functions that otherwise would be delegated to a standing nominating committee. In this capacity, the OCCG considers and recommends to the full Board candidates to fill new positions created by expansion and vacancies. Board candidates are selected for their character, judgment, business experience and acumen. Scientific expertise and familiarity with issues affecting the Company are also relevant. Final approval of a new candidate is determined by the OCCG before the decision to invite someone to join the Board is made. The OCCG will consider director candidates recommended by stockholders, using the process for stockholder communications detailed in Section 7 above.

11.	The roles of Chairman of the Board and Chief Executive Officer need not be separate. The Board will make this decision in each circumstance in the best interests of the stockholders.

12.	Individual directors who change the responsibility they held when they were elected to the Board should offer to tender their resignations. The OCCG will then recommend to the Board the action, if any, to be taken with respect to the offer.

13.	The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations.

14.	The Company is committed to the continuous education of its Board members. New directors will receive an orientation about the Company, its industry and its corporate governance philosophy.

Board and Committee Meetings; Director Responsibilities

15.

The outside (non-management) directors will meet without management present in executive session at regularly scheduled meetings. The independent directors will meet in executive session at least once per year. The Chairman, if an independent director, will preside over such meetings. If the Chairman is not an independent director, an independent director will be selected by a majority of the independent directors to serve as Presiding Director. The Presiding Director will chair all meetings of the Board at which the Chairman is not present, including executive sessions, and will communicate Board member feedback to the Chairman. The Presiding Director will act as a key liaison between the outside directors and the Chairman and as an advisor to the Chairman. The Board will consider the rotation of the Presiding Director at least every two years. The OCCG may award additional compensation to the Presiding Director in its discretion on at least an annual basis if a considerable time commitment is required in the prior year, up to a maximum of three times the annual retainer of a Board member who is not the Chairman of the Board or a committee chairman.

16.	The Chairman and the Chief Executive Officer set the agenda for Board meetings, and the committee chairs set the agendas for the committee meetings. Any member of the Board may request that an item be included on the agenda.

17.	Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting. Directors are expected to review such materials prior to the meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials.

18.	Regular attendance at Board meetings is important. Directors should attend meetings in person whenever possible. Managers other than the Chief Executive Officer are encouraged to attend Board meetings as necessary. Directors are strongly encouraged to attend annual meetings of stockholders.

Director Compensation

19.	The Board recognizes that questions as to a director’s independence may be raised when director fees and emoluments exceed what is customary or are outside the scope of fees directly attributable to a director’s service on the Board. The OCCG will critically evaluate these matters when periodically determining the form and amount of director compensation. Such determination also may be based upon information provided by Company management and outside consultants. Changes in Board compensation, if any, will be made with the full discussion and approval by the Board.

20.	Each director is encouraged to maintain ownership of the Company’s common stock. In furtherance of this objective, the Board has established stock ownership guidelines applicable to non-employee directors that encourage each outside director to own a minimum of shares of the Company’s common stock equal to five times the director’s annual cash retainer, within five years of the individual first becoming a director.

These Corporate Governance Guidelines, the Company’s Code of Ethics and the Charters for each of the committees of the Board of Directors are to be included on the Company’s website and publicly disclosed in such other manner as management deems appropriate.

Director Independence

Of the eight persons who served on our board of directors in 2006, six are neither current nor former employees, and we have determined that each of these six non-employee directors (namely, Mr. Grant, Mr. Chavez, Dr. Link, Mr. Mussallem, Ms. Neff and Mr. Rollans) is independent of management and free of any relationship that would interfere with the exercise of his or her independent judgment as a board member. The basis for this determination is that each of such non-employee directors meets the criteria for independence set forth under Item 9 in our Corporate Governance Guidelines (published above). We have made inquiries of each of our non-employee board members and have conducted such other inquiries as we have deemed necessary or advisable in order to ascertain whether such persons are independent.

All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer are required to abide by our Code of Ethics. We also have adopted various other corporate policies and procedures which, taken as a whole, reflect our commitment to business ethics and to the adherence to all laws and regulations applicable to the conduct of our business. We have implemented procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding business ethics, including questionable accounting or auditing matters. Any interested party may communicate directly with the board of directors, the Chairman of the Board, or with any of the non-management directors in writing, mailed or delivered to such person or group in care of the Secretary at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California 92705.

Both our Corporate Governance Guidelines and our Code of Ethics have been published in the “Investors” section on our Internet site at www.amo-inc.com. Copies of our Corporate Governance Guidelines and our Code of Ethics will be provided without charge to any stockholder upon request. We will promptly disclose any future amendments to, or waivers from, certain provisions of our Code of Ethics on our website.

Certain Relationships and Related Transactions

The directors determined that in 2006 we were not a party to any transaction with a related person in which the amount exceeded $120,000 and in which the related person had a direct or indirect material interest. We have no consulting relationships with our directors. As part of this review, the board considered the employment by AMO of Dr. Link’s adult daughter, who does not reside with him, AMO’s commercial use of a transportation service indirectly owned by Dr. Link, as well as an arms’ length contractual relationship that AMO has with Edwards Lifesciences. The board determined that none of these transactions exceeded $120,000 or was material to AMO, Dr. Link or Mr. Mussallem, and that none impairs the independence of Dr. Link or Mr. Mussallem. The board approved or ratified each transaction. We have made no contributions in any fiscal year to a tax exempt organization in which an independent director serves as an executive officer in an amount exceeding $1 million or 2% of such organization’s consolidated gross revenues.

In February 2007, our board of directors approved a written policy pursuant to which all interested transactions with related parties are subject to approval or ratification by our Organization, Compensation and Corporate Governance Committee. Under this policy, the committee reviews and either approves or disapproves each interested transaction. If advance approval is not feasible, then the interested transaction is considered and, if appropriate, ratified at the committee’s next regularly scheduled meeting. Also, the chairperson of the committee has the authority to pre-approve or ratify (as applicable) certain interested transactions. In determining whether to approve an interested transaction, the committee will take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. The committee also will consider the extent of the related person’s interest in the transaction. Under the policy, no director may participate in any discussion or approval of a transaction for which he or she is a related party, other than to provide all relevant information.

Under the policy, an “interested transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (1) the aggregate amount involved will or may reasonably be expected to exceed $100,000 in any calendar year, (2) the company is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A related party is any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the our common stock, or (c) immediate family member of any of the foregoing. In addition, the policy specifies certain types of transactions for which standing pre-approval has been given, even if the amount involved will exceed $100,000.

Committees of the Board of Directors

We are managed under the direction of our board of directors. Our board of directors has established four standing committees: an Audit and Finance Committee, an Organization, Compensation and Corporate Governance Committee, a Science and Technology Committee and an Employee Incentive Committee. In addition to its other roles, which are described below, the Organization, Compensation and Corporate Governance Committee performs the functions of a standing nominating committee and a compensation committee.

Audit and Finance Committee

The Audit and Finance Committee is composed of Dr. Link, Mr. Rollans and Ms. Neff. Mr. Chavez is the designated alternate. Our board has determined that none of the committee members nor the alternate has a relationship to AMO that may interfere with the exercise of his or her independence from management and the company. Consequently, the board has unanimously determined that each of these committee members and the alternate is “independent” under current New York Stock Exchange (NYSE) listing standards and Section 10A(m)(3)(B) of the Securities Exchange Act of 1934. Our board of directors has determined that no member of our Audit and Finance Committee serves on the audit committees of more than three public companies.

Each member of the Audit and Finance Committee and the alternate is financially literate, in accordance with the qualifications set forth by the company’s board of directors in its business judgment. In addition, the board has unanimously determined that each of the Audit and Finance Committee members, namely Dr. Link, Mr. Rollans and Ms. Neff, and the alternate, Mr. Chavez, has the requisite accounting or related financial management expertise to qualify as an “audit committee financial expert,” meaning that each has:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by AMO’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of audit committee functions.

In 2006, the Audit and Finance Committee met seven times.

The board of directors adopted, and in February 2004 amended and restated, a written Charter setting forth the authority and responsibilities of the Audit and Finance Committee. Minor updates to accounting standards set forth in the Audit and Finance Committee Charter were approved by the board of directors on March 1, 2005 and February 7, 2007. The full text of the Audit and Finance Committee Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder who requests it. As set forth in its Charter, the Audit and Finance Committee:

•	reviews the scope of the audit by the independent auditors;

•	inquires into the effectiveness of our accounting and internal control functions;

•	recommends to the board of directors any changes in the appointment of independent auditors that the committee may deem to be in the best interests of the company and its stockholders;

•	assists the board of directors in establishing and monitoring compliance with the ethical business practice standards of the company; and

•	has a finance oversight role, including the periodic evaluation of our finance function, capital structure and debt and equity policies and programs.

Our independent auditors and our internal financial personnel have regular private meetings and unrestricted access with this committee.

The report of the committee begins on page 49.

Organization, Compensation and Corporate Governance Committee

The Organization, Compensation and Corporate Governance Committee is composed solely of directors who are independent of management. The current members are Messrs. Mussallem, Chavez and Rollans. Dr. Link is the designated alternate. Each member and the alternate meets the independence criteria for NYSE nominating and compensation committee members in our board of directors’ business judgment. This committee met four times in 2006. As set forth in the written Charter of the Organization, Compensation and Corporate Governance Committee, the committee:

•	determines the compensation of executive officers and outside directors;

•	exercises authority of the board of directors concerning employee benefit plans;

•	advises the board of directors on other compensation and employee benefit matters;

•	makes recommendations to the board of directors regarding candidates for election as directors of the company; and

•	advises the board of directors on board committee structure and membership and corporate governance matters.

The Charter of the Organization, Compensation and Corporate Governance Committee has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder who requests it.

The Organization, Compensation and Corporate Governance Committee, which performs the functions of a standing nominating committee, will consider director candidates proposed by stockholders. The board may engage a third party recruiter to identify nominees. The function of the recruiter is to identify and screen nominees who meet AMO’s needs. Candidates, whether proposed by management or stockholders, are selected for their character, judgment, business experience and acumen, and scientific expertise and familiarity with issues affecting AMO are also relevant. To be considered by the committee for the 2008 annual meeting, stockholder submissions must be received at the offices of the company to the attention of the Secretary, Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705, between January 25, 2008 and February 24, 2008. When the board seeks new members, the committee reviews the suitability of board candidates, including any recommended by a stockholder, by first screening resumes, and, if there is interest, conducting substantially the following process: (a) set up preliminary interviews, possibly with the aid of an outside recruiting firm, and, if there is continued interest, (b) set up additional interviews with the committee Chair, the Chairman of the Board, the Chief Executive Officer and/or such other persons as may be helpful to the process, and, if there is continued interest, (c) recommend the board candidate to the full board.

Compensation Committee Processes and Procedures. The Organization, Compensation and Corporate Governance Committee, or the board of directors acting as a whole, retains the sole authority to determine the compensation of executive officers and directors. This authority is not delegated to AMO’s management in any way. The committee approves each element, and any changes to, the compensation of our executive officers and directors.

The committee generally considers salary adjustments for executive officers annually. Our chief executive officer and corporate vice president of human resources make recommendations to the committee, which then meets independently with the compensation consultant selected by the committee. Our compensation committee retains the authority to engage compensation consultants. Currently, our compensation consultant is Ernst & Young. We selected Ernst & Young through a rigorous process involving proposals from, and interviews with, several firms, presentations to the compensation committee, and a committee selection meeting. The nature and scope of the consultant’s assignments vary at the request of the committee but generally include the annual evaluation of all elements of director and executive compensation. For efficiency, the committee has also approved our management’s use of the consultant’s services in providing survey information and tax advice for programs related to non-executive positions. The consultant provides the committee with an analysis of competitive data for executives in similar positions at comparator companies. The committee establishes this list of comparator companies, with the assistance of their consultant, and reviews its applicability on an ongoing basis.

The committee sets the performance objectives for the management incentive program early in the year and then measures performance against those objectives in the first quarter of the following year. Based on the performance assessment, the committee decides the extent of the program funding, and then makes individual awards to the executive officers based on considerations of business unit or function performance, as well as individual performance against pre-established performance objectives and milestones.

The committee considers grants of stock incentives to executives annually at the time of our annual meeting of stockholders. Historically, the compensation committee has made grants on an annual basis but is not bound to do so if, in the judgment of the committee, grants are not warranted or additional grants during the year are deemed prudent. The committee has not altered the date of this grant, and we do not time the disclosure of corporate information around the date of this grant. The grant date of these awards is coincident with the date of the committee’s meeting (or full board meeting if full board approval is sought). In February 2006 the committee also granted performance awards to our executives. The timing of performance-based awards, including stock-based performance awards, is generally at the committee’s first regular meeting of the year, in order to set the performance targets early in the performance period and within the requirements of Section 162(m) of the Internal Revenue Code. Again, we do not time the disclosure of corporate information around the date of this grant, and the grant date is coincident with the meeting date.

The report of the committee begins on page 34.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Link, Messrs. Chavez, Mazzo and Mussallem, Ms. Dávila and Ms. Neff. The functions of this committee include reviewing our:

•	research and development programs,

•	projects to evaluate investment allocations, and

•	portfolio of strategic patents and major technology-based transactions.

This committee met four times in 2006. The full text of its Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder upon request.

Employee Incentive Committee

Our Employee Incentive Committee is composed of Mr. Mazzo (the Chairman of the Board) and Mr. Mussallem (the Chairman of the Organization, Compensation and Corporate Governance Committee). The function of this committee is to review and approve equity incentive awards to employees who are not our executive officers in limited circumstances where it is prudent to approve a grant between regular meetings of the Organization, Compensation and Corporate Governance Committee. The committee’s authority is limited to equity incentive awards for new employees who are not executive officers and for grants to current employees who are not executive officers for retention of key talent. In establishing this committee, the board of directors has defined the terms of the incentive awards and has limited the number of awards that can be made. The Employee Incentive Committee determines who gets an award, the amount of the award, and whether the award is made in stock options, restricted stock or restricted stock units, all within the pre-established limits set by our board of directors.

This committee did not meet in 2006. The full text of its Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder upon request.

INDEPENDENT PUBLIC ACCOUNTANTS

(Ratification of Appointment of Independent Registered Public Accountants)

(Proposal 2)

The Audit and Finance Committee, composed of independent members of the Board of Directors, is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Audit and Finance Committee has selected PricewaterhouseCoopers LLP, independent registered public accountants, as our independent auditor for the year 2007. In selecting PricewaterhouseCoopers LLP as our independent auditor for 2007, the Audit and Finance Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditor. PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal year ended December 31, 2006 and our internal control over financial reporting as of December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Although ratification by stockholders is not a prerequisite to the ability of the Audit and Finance Committee to select PricewaterhouseCoopers LLP as the company’s independent registered public accountants, we believe such ratification to be desirable. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent auditor will be reconsidered by the Audit and Finance Committee; however, the Audit and Finance Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the stockholders to ratify its selection. The Audit and Finance Committee believes ratification is advisable and in the best interests of the stockholders. If the appointment of PricewaterhouseCoopers LLP is ratified, the Audit and Finance Committee will continue to conduct an ongoing review of PricewaterhouseCoopers LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace PricewaterhouseCoopers LLP at any time.

The following proposal will be presented at the Annual Meeting:

Action by the Audit and Finance Committee appointing PricewaterhouseCoopers LLP as the Advanced Medical Optics, Inc. independent registered public accountants to conduct the annual audit of the consolidated financial statements of Advanced Medical Optics, Inc. and its subsidiaries for the fiscal year ending December 31, 2007 and an audit of our internal control over financial reporting as of December 31, 2007 is hereby ratified, confirmed and approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Independent Auditor Fees

Aggregate fees billed to Advanced Medical Optics, Inc. for the fiscal years ended December 31, 2006 and December 31, 2005, by our independent registered public accounting firm are as follows:

Type of Fees	2006	2005
Audit Fees(1)	$3,071,600	$2,496,300
Audit-Related Fees(2)	241,400	35,000
Tax Fees(3)	1,272,800	1,203,000
All Other Fees(4)	3,000	6,000
Total	4,588,800	$3,740,300

(1)

Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for professional services rendered to us and our subsidiaries for the audit of our annual consolidated financial statements and for the reviews of the condensed consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for the audit of our internal control over financial reporting, for audits of our international operations, preparation of comfort letters, review of registration statements and consents.

(2)

Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit and review of our and our subsidiaries’ financial statements that are not already reported in Audit Fees. Amounts in 2006 and 2005 include employee benefit plan audits.

(3)	Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for permissible tax services rendered to us and our subsidiaries for tax planning and advice and review of tax returns.

(4)	Aggregate fees billed for all other services rendered to AMO and its subsidiaries consisted of a subscription fee for an online accounting research tool.

Auditor Independence

The Audit and Finance Committee has considered whether the provision of the above noted services is compatible with maintaining the independent auditor’s independence and has determined that the provision of such services has not adversely affected the independent auditor’s independence.

Pre-Approval of Services Provided by the Independent Public Accountant

During 2003, the Audit and Finance Committee of our Board of Directors adopted a Pre-Approval Policy. The Audit and Finance Committee reviews and updates the Policy from time to time, most recently in February 2007. The Pre-Approval Policy requires that all audit and non-audit services performed by our independent auditor be pre-approved by the committee in order to assure that the provision of such services does not impair the auditor’s independence. The policy also prohibits the independent auditor from providing certain other services. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit and Finance Committee or the engagement to render the service is entered into pursuant to the policy. At least once per year the committee will consider and pre-approve services that are expected to be provided to AMO by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit and Finance Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit and Finance Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management periodically updates the Audit and Finance Committee on the services performed by and fees paid to the independent auditor during the current fiscal year and previous quarter. The Audit and Finance Committee may delegate pre-approval authority to one or more of its members, but such authority is not delegated to management. A committee member or members to whom such authority is delegated reports any pre-approval decisions to the committee at its next scheduled meeting. All of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in 2006 and 2005 described above were pre-approved by the Audit and Finance Committee in accordance with its Pre-Approval Policy.

OWNERSHIP OF OUR STOCK

Beneficial Owners of More than 5% of the Company’s Common Stock

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by each person who is known by us to be the beneficial owner of 5% or more of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	8,851,112	(2)	14.82%

Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	7,892,820	(3)	13.22%

Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	4,313,200	(4)	7.22%

(1)

Beneficial ownership is calculated based on 59,725,129 shares of our common stock outstanding as of February 28, 2007 (excluding treasury shares). Beneficial ownership is determined in accordance with Securities and Exchange Commission rules.

(2)

The amount shown and the following information was provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, indicating ownership as of December 31, 2006. The Schedule 13G was filed by FMR Corp. as a parent holding company on behalf of itself and certain affiliates, including its subsidiaries Fidelity Management and Research Company (“Fidelity”), Strategic Advisers, Inc., and Pyramis Global Advisors Trust Company (“PGATC”), and Edward C. Johnson 3d (Chairman of FMR) and other members of the Johnson family. Each of Fidelity, FMR Corp. and Mr. Johnson is deemed to have sole dispositive power over 8,807,853 shares; Strategic Advisers, Inc. is deemed to be the beneficial owner of 659 shares and PGATC is deemed to be the beneficial owner of 42,600 shares.

(3)

The amount shown and the following information was provided by Massachusetts Financial Services Company (MFS) in an amended Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007, indicating ownership as of December 31, 2006. The amended Schedule 13G was filed by MFS, an investment adviser, on behalf of itself as well as certain other non-reporting entities. According to the amended Schedule 13G, MFS has sole dispositive power over 7,892,820 shares of our common stock and sole voting power over 7,815,860 of such shares.

(4)

The amount shown and the following information was provided by Capital Research and Management Company in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007, indicating ownership as of December 31, 2006. In its Schedule 13G, Capital Research and Management Company reports that it is deemed to be the beneficial owner of 4,313,200 shares of our common stock as a result of acting as investment adviser to various investment companies, but disclaims beneficial ownership of such shares.

Security Ownership of Directors and Executive Officers

Presented below is information concerning the amount of company stock beneficially owned by:

•	each director and director nominee,

•	each named executive officer, and

•	all directors and executive officers of the company as a group.

All numbers stated are as of February 28, 2007, and include beneficial ownership of shares of common stock. Except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. With the exception of Mr. Mazzo, no individual named below beneficially owns more than 1% of the company’s outstanding voting stock. The shares beneficially owned by all directors and executive officers as a group constitute 4.73% of the company’s outstanding voting stock, based upon 59,725,129 shares outstanding (excluding 1,397 shares held in treasury) as of February 28, 2007. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of February 28, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. Based on these assumptions, Mr. Mazzo is deemed to be the beneficial owner of 1.17% of our outstanding voting stock.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Rights to Acquire Beneficial Ownership (3)	Total
Christopher G. Chavez	11,861	36,000	47,861
Elizabeth H. Dávila	24,992	461,918	486,910
William R. Grant	26,881	0	26,881
William J. Link, Ph.D.	10,045	9,500	19,545
James V. Mazzo(4)	107,207	598,182	705,389
Michael A. Mussallem	12,608	36,000	48,608
Deborah J. Neff	8,933	29,500	38,433
James O. Rollans	13,227	36,000	49,227
Richard A. Meier	55,163	210,000	265,163
Holger Heidrich, Ph.D.	14,559	362,427	376,986
C. Russell Trenary, III	4,215	127,500	131,715
Jane E. Rady	2,667	136,250	138,917
All current directors and executive officers (19 persons, including those named above)	328,234	2,620,583	2,948,817

(1)	The business address of each stockholder is c/o Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705.

(2)

In addition to shares held in the individual’s sole name, this column also includes shares held in various trusts and, for employees, includes shares held in trust for the benefit of the named employee in the Advanced Medical Optics, Inc. 401(k) Plan as of February 28, 2007.

(3)

Shares which the party or group has the right to acquire within 60 days after February 28, 2007 upon the exercise of stock options granted under the Advanced Medical Optics, Inc. 2002 and 2005 Incentive Compensation Plans, and under assumed VISX stock plans in the case of Ms. Dávila.

(4)	Includes 16 shares held in trust for a child of Mr. Mazzo’s.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company’s review of such reports, all officer and director reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 2006.

EXECUTIVE OFFICERS

Set forth below are the names and ages of each of our executive officers, their positions with the company, and summaries of their backgrounds and business experience. (For information on the business experience of Mr. Mazzo, the Company’s Chairman, President and Chief Executive Officer, see “Directors Continuing in Office—Term Expiring 2008” on page 4 above.)

Sheree L. Aronson, 51, has been our Corporate Vice President, Corporate Communications, Investor Relations and Market Research, since September 2006, and served as our Vice President, Corporate Communications and Investor Relations from August 2003 to September 2006. From August 2002 to July 2003, she was Director of Communications for RSM EquiCo, a division of H&R Block, and from August 1999 to July 2002, she was a Senior Vice President at Fleishman-Hillard, Inc., an international public relations firm. Between 1985 and 1999, she held senior-level corporate communications and investor relations positions at several companies, including Apria Healthcare, Inc., MTI Technology Corporation, Foodmaker, Inc. and HomeFed Bank.

Leonard R. Borrmann, Pharm.D., 49, has been our Executive Vice President, Research and Development, since February 2007, was Corporate Vice President, Research and Development, from September 2006 to February 2007, was Senior Vice President, Research and Development, from July 2005 to September 2006, and was our Vice President, Surgical Research and Business Development, from March 2004 to June 2005. From August 2002 to February 2004, Dr. Borrmann was President, Chief Executive Officer and a director of Insert Therapeutics, Inc., a privately-held drug delivery company focused on development of novel drug delivery technologies, and from December 2000 to March 2002, he was President, Chief Executive Officer and a director of Maret Pharmaceuticals, Inc., a privately-held drug development company. From May 1998 to September 2000, Dr. Borrmann was the Chief Executive Officer and a director of ACADIA Pharmaceuticals, Inc., a privately-held neuroscience drug discovery company. From June 1984 to May 1998, Dr. Borrmann was employed by Allergan, Inc. in a number of clinical and business development positions, including Vice President, Business Development, a position he held from June 1992 to May 1998.

Robert F. Gallagher, 48, is our Senior Vice President, Chief Accounting Officer and Controller, a position he assumed in April 2006, and he was our Vice President, Controller from February 2002 to April 2006. Mr. Gallagher has over 18 years of financial management experience in our industry. From 1995 to 2001, he served in a variety of senior financial positions at Bausch & Lomb and its acquired business, Chiron Vision, most recently as Vice President, Finance of Bausch & Lomb’s Global Surgical Products business. From 1988 to 1995, Mr. Gallagher was employed by Allergan in various financial management positions of increasing responsibility, including Vice President, Controller for North East Asia and Controller for Puerto Rico operations.

Holger Heidrich, Ph.D., 54, is our Corporate Vice President and President, EAM and International Government Affairs, a position he assumed in February 2007, and was Corporate Vice President and President, EAM Refractive Vision Correction, from November 2006 to February 2007. From July 2005 to November 2006, Dr. Heidrich was our Corporate Vice President and President, Cataract / Implant Business, from December 2003 through July 2005, he served as President of our Europe, Africa, Middle East region, and from our inception through December 2003, he was President of our Europe, Africa, Asia Pacific region. Prior to joining us, Dr. Heidrich served as Senior Vice President and Head of Surgical Business of Allergan in the Europe/Africa/Middle East region from May 1998 to January 2002. From July 1996 to January 2002, Dr. Heidrich also assumed the duties of Head of Central Europe Area and Managing Director of Allergan Germany/Austria. From 1990 to 1996, Dr. Heidrich was Director of the Contact Lens Care Division of Allergan in Central Europe. From 1986 to 1989, Dr. Heidrich served as Division Director, Pharmaceutical & Surgical, at Pharm-Allergan GmbH, an Allergan subsidiary. He joined Allergan in 1985 as Marketing & Sales Director for Germany. Prior to joining Allergan, Dr. Heidrich held sales and marketing positions at Montedison Pharmaceutical and Ciba Geigy, and was Assistant Professor in Economics at the University Freiburg in Germany.

Richard A. Meier, 47, was appointed Chief Operating Officer and Chief Financial Officer in February 2007. He previously served as our Executive Vice President, Operations, President, Eye Care Business, and

Chief Financial Officer from April 2006 to February 2007. From February 2004 to April 2006, he was our Executive Vice President of Operations and Finance and Chief Financial Officer, and from April 2002 to February 2004, Mr. Meier served as our Corporate Vice President and Chief Financial Officer. Prior to joining us, Mr. Meier was Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals International. Before joining Valeant Pharmaceuticals, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York from 1996 until joining Valeant Pharmaceuticals in 1998. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, as well as other financial and management positions at other firms.

Francine D. Meza, 50, was appointed Corporate Vice President, Human Resources in September 2006, and from June 2002 to September 2006, she was our Senior Vice President, Human Resources. From 1984 through our spin-off in June 2002, Ms. Meza served in various human resources positions at Allergan and its acquired business, American Medical Optics. Prior to the spin-off, Ms. Meza was the Vice President, Human Resources for worldwide operations at Allergan.

Douglas H. Post, 55, has been our Executive Vice President, and President, Corneal Refractive Group, since February 2007, and from November 2006 to February 2007, he was our Corporate Vice President and President, Corneal Refractive Surgery Group. From July 2005 to November 2006, Mr. Post served as our Corporate Vice President and President, Laser Vision Correction Business. From May 2005 to July 2005, Mr. Post was our Region President of the Americas. Mr. Post joined us following completion of the merger between VISX, Incorporated and Advanced Medical Optics. Mr. Post was President and Chief Operating Officer of VISX, Incorporated from July 2003 to May 2005, Executive Vice President, Operations, from January 2001 to July 2003, and Vice President, Operations and Customer Support from September 1996 to January 2001. He served as Senior Director, Customer Support from December 1992 to September 1996 and was Senior Vice President, Sales and Customer Support with VISX Massachusetts Inc. (formerly Questek, Inc.) from February 1985 to December 1992.

Jane E. Rady, 58, has been our Executive Vice President, Strategy and Corporate Development, since February 2007. From April 2006 to February 2007, she was our Corporate Vice President, Strategic and Corporate Development, and from April 2002 to April 2006, she was our Corporate Vice President, Strategy and Technology. Prior to joining us, Ms. Rady was a director and the Chief Executive Officer of Integrated Genomics, Inc. and was a consultant to Integrated Genomics and several other companies in 2001. From 1984 to 2000, Ms. Rady was employed by G.D. Searle & Co./Monsanto in various capacities including President and General Manager of Searle’s international joint venture, Lorex Pharmaceuticals Ltd., Vice President of Corporate Licensing & Business Development, and Vice President of Strategic Planning.

Angelo Rago, 44, has been our Senior Vice President, Global Customer Services, since February 2007, and served as our Vice President, Customer Support, from June 2005 to February 2007. Mr. Rago joined us after a 17 year career with Siemens Medical, where he held a number of senior management positions in both the service and product development areas. From November 2001 to June 2005, Mr. Rago was Vice President of Global Customer Services for the Oncology Care Division of Siemens Medical, and from September 1998 to November 2001, he was Vice President of Worldwide Service for the Nuclear Medicine Division.

C. Russell Trenary, III, 49, was appointed Executive Vice President and President, Cataract Refractive Group, in February 2007. From November 2006 to February 2007, Mr. Trenary was our Corporate Vice President and President, Cataract Refractive Surgery Group, and from February 2004 to November 2006, he was our Corporate Vice President and Chief Marketing Officer. From April 2002 to February 2004, Mr. Trenary served as our Corporate Vice President and President, Americas region. From 1996 to November 2001, Mr. Trenary was the President of Sunrise Technologies International, Inc., and from 1997 to 2001, he held the additional title of Chief Executive Officer. Sunrise filed a Chapter 7 bankruptcy in September 2002, nearly one year after Mr. Trenary’s departure. From 1995 to 1996, Mr. Trenary was Senior Vice President, Worldwide Sales and Marketing, of Vidamed, Inc. Mr. Trenary began his career in 1981 with American Hospital Supply

Corporation, which was acquired by Allergan in 1986 and which was the basis of Allergan’s entering the ophthalmic surgical products business. While at Allergan from 1987 to 1995, Mr. Trenary held positions of increasing responsibility in the surgical products business, culminating with the position of Senior Vice President and General Manager of AMO Surgical Products, a position he held from 1991 to 1995.

Aimee S. Weisner, 38, is our Executive Vice President, Administration, General Counsel and Secretary, a position she assumed in February 2007, and from our inception to February 2007, she was our Corporate Vice President, General Counsel and Secretary. Ms. Weisner also serves as our Chief Ethics Officer. Ms. Weisner was Vice President and Assistant General Counsel of Allergan from January 2002 through June 2002, and as an Assistant Secretary of Allergan from November 1998 to April 2002. Prior to January 2002, Ms. Weisner served as Corporate Counsel of Allergan, which she joined in 1998. From 1994 to 1998, Ms. Weisner was an attorney with the law firm of O’Melveny & Myers LLP.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

Compensation programs at AMO are designed to promote a high-performance culture that attracts, motivates and retains the key talent necessary to optimize stockholder value in a competitive environment. Compensation at AMO is market-driven and is designed to motivate the behaviors that will enable AMO to execute an aggressive business strategy.

Our compensation program is designed to reward the named executives for meeting or exceeding corporate performance goals and individual objectives, and for maintaining the highest standards of business conduct. Our Organization, Compensation and Corporate Governance Committee (referred to in this discussion as our compensation committee), or the board of directors acting as a whole, determines all elements of pay for executive officers. Our management is involved only to the extent of providing performance information and recommendations.

Our compensation committee has established a peer group of companies considering such factors as size, industry, geography, global spread, product lines and complexity, customers and market capitalization. As AMO’s business changes, through acquisition or otherwise, this peer group is reevaluated. The compensation consultant retained by the compensation committee provides information to the compensation committee regarding possible comparator companies and compiles data upon request of the compensation committee. Compensation data is generally regressed for market capitalization to ensure that the data is not distorted by larger companies. In 2006, the group of comparator companies included: Alcon, Inc., Allergan, Inc., Arrow International, Inc., C.R. Bard, Inc., Bausch & Lomb, Inc., Beckman Coulter, Inc., Bio-Rad Laboratories, Inc., BioMet, Inc., The Cooper Companies, Inc., Edwards Lifesciences Corporation, Haemonetics Corporation, Millipore Corporation, Polymedica Corporation, Respironics, Inc., St. Jude Medical, Inc., Stryker Corporation, Sybron Dental Specialties, Inc., Varian Medical Systems, Inc., and Zimmer Holdings, Inc. In the discussion that follows, we refer to this group of companies as our peer group.

In determining the amount and structure of total direct compensation for named executive officers (defined as base salary, short-term management incentives, and stock incentives), the compensation committee first reviews a summary of current and past compensation under these programs. This is then compared to benchmark data, provided by the compensation consultant, as described above. Each element is then reviewed by the compensation committee and adjusted for the coming year, based on input from the compensation consultant and the chief executive officer. Targets for compensation and benefit programs are generally set at the market median (i.e., 50th percentile). Benchmarking of peer group data is just one element considered in setting levels of named executive officer compensation. Corporate performance, individual performance, changes in the executive officer’s roles and responsibilities, and employee retention and motivation, among other factors, are also carefully considered. Other elements of the named executive officer compensation and benefits package are reviewed by the compensation committee on an annual basis to monitor the competitiveness and cost-effectiveness of the programs.

Elements of the AMO Compensation Program

Set forth below are the elements of compensation for the named executive officers, along with the rationale for why we pay each element, how we determine the amount of each element, and the impact of the accounting and tax treatment of each element, to the extent relevant.

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Base Salary. Base salaries are generally targeted at or near the market median. The market is defined as the peer group. It is expected that in return for base salaries the executives should deliver a threshold level of performance. Annual adjustments to base salary are made primarily on the basis of individual performance in the prior year, the responsibilities assumed by the officer, and market data for similar positions at comparator companies in the peer group. The primary purpose of this element of compensation is to maintain a competitive level of base salary compared to the market.

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Annual Management Incentive. Annually, the compensation committee reviews management’s recommendation regarding funding triggers for the annual incentive plan and approves the funding mechanism for the year. The compensation committee considers the rationale for the funding objectives and their link to the elements of our business strategy that we believe will result in sustained stockholder growth. If funded, the payout of the annual incentive is based on a combination of business unit, function and individual performance as measured by evaluation against established pre-determined objectives. Offering an incentive plan that motivates the behaviors needed to support the accomplishment of the business strategy is the key rationale for the AMO program.

For 2006, the incentive targets for the named executive officers other than the chief executive officer were expressed as a percentage of base salary. Individually, these targets were set based on the nature of the duties of the named executive officer, the appropriate mix of fixed and incentive cash pay for the position, and market data for similar positions at comparator companies in the peer group. The annual incentive program for our chief executive officer, approved by our stockholders, was structured to preserve the tax deductibility of any payment under the program. A target was established by the compensation committee, who could reduce the award below the target amount if the performance criteria for funding were met. The compensation committee determined the exact amount to be paid based on the chief executive officer’s performance against pre-established individual and corporate objectives.

For 2007, the annual incentive program for all named executive officers was structured to preserve the tax deductibility of payments under the program. As such, targets have been established and expressed in dollars, which, if funded, the compensation committee may reduce based on performance results against pre-established objectives.

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Stock Incentives. We award a combination of stock options, restricted stock and performance awards to our named executive officers. Stock options and restricted stock, along with base salary and short-term management incentives, are targeted at the market median. Performance awards are designed to award additional compensation in the form of restricted stock or restricted stock units if our company performs above the market median in total stockholder return. The amount of additional compensation is tied to AMO total stockholder return performance in excess of that of the peer group. In addition, we offer an employee stock purchase program to all employees of AMO.

The stock option and restricted stock awards are designed to align the interests of the executives with those of the stockholders and to maintain a competitive total compensation program for retention purposes. The performance award is to further align the interests of the executives with those of the stockholders from the perspective that if the stockholders win, the executives receive additional compensation. If the stockholders do not enjoy positive, above median total stockholder returns compared to the peer group, no additional compensation is earned. All of these programs are designed to comply with Section 162(m) of the Internal Revenue Code to the fullest extent possible and have been approved by our stockholders.

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Stock Options. We allocate a majority of our stock-based incentives in stock options. We believe that stock options provide the best alignment of the interests of our executives with stockholder interests as compensation is only earned if shareholder value is increased. Our stock options also provide for a retention incentive through a four-year vesting schedule. And, through the implementation of our executive stock ownership guidelines, discussed in more detail below, we encourage our executives to maintain their stock options, or hold shares acquired upon exercise of stock options, on a long-term basis.

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Restricted Stock Awards. We also issue restricted stock awards or restricted stock units to named executive officers as an effective means to encourage long-term ownership and long-term performance. These awards expose the executives to downside equity performance risk. These awards also provide an important retention incentive, as they are vested only after continued employment for a period of time, typically three years. We also include restricted shares as an element of stock incentive compensation to control dilution and to responsibly utilize the shares authorized under our incentive compensation plan. Restricted stock awards that are solely time vested may not be tax deductible under Section 162(m) of the Internal Revenue Code.

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Performance Awards. The combination of stock options and restricted stock awards, discussed above, is generally designed to provide long-term incentives at the market median for similar executives in the peer group. We grant performance awards that are designed to reward performance up to the 75th percentile, but only if our performance, in terms of total stockholder return, exceeds the market median of total stockholder return of the peer group, and only if that return is positive.

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In 2006, the performance award program was designed so that a maximum dollar value was identified for each executive (based on the market data for that executive), and if AMO’s total stockholder return exceeded the 50th percentile of the peer group for the years 2005 and 2006, shares of restricted stock (or restricted units) would be issued in early 2007 with a face value equal to the dollar incentive earned between the 50th and 75th percentiles. Those shares or units would then vest three years after the date of issuance.

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In 2007, the compensation committee altered the design of this program. In February 2007, the compensation committee granted performance-vested restricted stock units to the named executive officers. The number of units granted to each executive was determined based on the difference between the maximum payout of the award at the 75th percentile long-term incentive benchmark and the market median long-term incentive benchmark. This difference was then divided by the fair market value of the common stock on the date of the grant. These units will vest in 2010 only to the extent that AMO’s total stockholder return is positive and exceeds the 50th percentile of the peer group over the calendar years 2007-2009. The amount of units that vest, if any, will be determined on a sliding scale, based on the level of total stockholder performance achieved between the 50th and 75th percentiles.

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Employee Stock Purchase Plan. We offer an employee stock purchase program to executive and non-executive employees of AMO on the same terms and conditions, other than in certain countries where it is impractical for us to offer this benefit. Employees may purchase AMO stock twice a year, through payroll deductions, at a discount of 15% off the lower of the stock price on the first or last day of the six-month purchase period. Because the discount offered under the plan is more than 5%, we incur an expense associated with the program. However, we have maintained the program in its original design because we feel that it is an important tool for attracting and retaining key talent throughout the organization, and for encouraging employee investment in the long-term performance of AMO.

While we use a pre-determined methodology for incentive pay, the compensation committee uses its judgment and evaluates each individual’s performance in the prior year, total compensation package, total vested and unvested equity incentives and other factors in considering the final amount of any award. Those awards may be above or below the targeted amounts, as the compensation committee deems appropriate. We feel that it is important to maintain total compensation at the market median in order to retain key talent. We also deem it crucial to motivate our executives to perform well above the median.

Each of our stock incentive programs results in a non-cash expense to AMO. We consider the expense implications of these incentives each time they are granted, and in aggregate with past grants and estimated future grants. We feel that the expense associated with the incentives is reasonable and appropriate. Moreover, we feel the benefit to the company well exceeds this cost.

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Retirement. Our U.S.-based named executive officers participate in our retirement programs on the same terms as all of our employees. In the United States, we offer a 401(k) plan, with company matching of 50% of the first 8% of employee contributions. We also offer a profit sharing contribution once a year based on a points system, combining points for age and years of service. Company contributions to the 401(k) plan may be limited in amount by Internal Revenue Service regulations. If this occurs, we make contributions of the amounts so limited to our non-qualified executive deferred compensation plan. Executives may also make elective pre-tax deferrals to the executive deferred compensation plan, but we do not guarantee any rate of return on the executives’ accounts. The executive deferrals and excess contributions are funded through a third party administrator and invested in the executives’ choices of investment vehicle. We offer retirement programs to our named executive officers and all of our employees in order to encourage savings for retirement and to remain competitive.

Dr. Heidrich, our only named executive officer based outside of the United States, participates in a defined benefit pension plan which is carried on AMO’s balance sheet as an unfunded liability as permitted under German law. We continued this benefit for Dr. Heidrich, which he had originally received while employed by Allergan, Inc., our former parent company.

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Health and Welfare Programs. AMO provides health and welfare benefits to its named executive officers that are identical to those provided to all regular full-time employees, including medical, dental, and disability insurance. In addition, each of the U.S.-based named executive officers is entitled to receive a comprehensive executive physical worth up to approximately $2,000, which is coordinated with our medical plan. We provide this benefit in order to encourage the proactive management of the executives’ health care and to provide an opportunity for early diagnosis and management of any health issues.

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Perquisites. The named executive officers receive the following perquisites, which are fully taxable to the executive and deductible by AMO. We determine these amounts and the maximum amounts payable in consideration of practices at peer group companies, historical practice and custom, and evolving business needs. We also provide these benefits as a relatively inexpensive means to maintain competitiveness.

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Transportation. A car and gas allowance totaling $11,000 per year is provided to each U.S.-based named executive officer. Dr. Heidrich, based in Germany, receives a company-leased car and a gas allowance. These benefits are provided in recognition of the need to have executive officers travel to visit customers, business partners and advisors and other stakeholders in order to fulfill their job responsibilities. This travel causes wear and tear on personal vehicles and increases fuel expenses. The car and gas allowance eases the administrative burden of tracking mileage and wear-and-tear each time travel occurs. Executives receiving these benefits are not eligible for additional mileage reimbursement for travel related to a personal vehicle.

•	Tax and Financial Planning. We provide to each U.S.-based named executive officer an opportunity for reimbursement of expenses related to tax and financial planning, up to a maximum amount of reimbursement of $13,000 for Mr. Mazzo and up to $8,360 for each of Messrs. Meier and Trenary and Ms. Rady. We believe it is in the best interests of the company for the officers to have professional assistance in managing their compensation, benefits and equity so that the officers focus their full attention on our business. Reimbursement covers the services of a professional financial planner, the costs of developing a will or trust, tax planning, tax return preparation and filing, and other related expenses. It does not include investment fees, tax penalties or other similar costs.

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Life Insurance. We provide company-paid life insurance to all U.S.-based employees, but at a higher benefit level for our named executive officers. We offer this benefit to our employees to provide financial security to our employees’ families and/or beneficiaries. The insured amount for our U.S.-based named executive officers is $1.5 million, and this is purchased through our cost-effective group insurance program. At a low cost to the company, we are able to provide an important benefit that is key to executive recruitment and retention.

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Club Dues. We reimburse our U.S.-based named executive officers for the costs of membership in a private social or health club, up to a maximum amount of $19,500 for Mr. Mazzo, $12,540 for Mr. Meier, and $9,150 for Mr. Trenary and Ms. Rady. We provide this benefit to enable our officers to entertain business colleagues and business partners, and to provide a forum for the development of future business. This benefit includes health clubs in order to encourage executive health and fitness.

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Spousal Travel. On a very limited basis, we may provide for the payment of spousal travel, as well as gross-up the taxes associated with the imputed income to the executive for this benefit. This travel is only paid by the company with the specific approval of the chief executive officer and has historically been associated with incentive award trips for the sales organization.

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Employment Agreements. AMO has entered into employment agreements with each of our named executive officers. We entered into employment agreements with Messrs. Mazzo, Meier and Trenary, Dr. Heidrich and Ms. Rady, effective June 29, 2002 in connection with our spin-off from Allergan. At that time, our board of directors deemed the employment agreements necessary to the recruiting process for executives of the new company. The assurance offered by the employment agreements was deemed necessary and prudent to entice long-term Allergan employees (Mr. Mazzo and Dr. Heidrich) and those who were giving up positions at other companies (Messrs. Meier and Trenary and Ms. Rady) to join AMO, a new company with no history as an independent company.

Each agreement has an initial term of three years and may be automatically extended for successive one-year terms unless either party to the agreement elects in writing not to extend the term. The agreements set forth the general principles of the executives’ compensation and benefits arrangements. Mr. Mazzo’s agreement also provides for his service as a director of AMO. Each year, our compensation committee reviews the prudence of maintaining the employment agreements in the context of AMO’s current business environment and all of the other benefits afforded the named executive officers. This review was most recently completed in September 2006. The compensation committee determined not to terminate any of the employment agreements with the named executive officers. This decision was based on the most recent performance reviews of the named executive officers, the importance of the continued roles played by the executives, and competitive market practice. New employment agreements with executives, or any amendments to the current agreements, require the approval of the compensation committee.

The following is a summary of the key terms of the employment agreements, which generally follow the same form. Unless otherwise noted, the following summary applies to all five employment agreements.

•	Salary, Annual Incentives, Equity Incentives, and Employee Benefits. The agreements provide for a minimum level of base salary, with the actual rate of base salary subject to change annually above that minimum rate in the discretion of the compensation committee. The agreements also provide that the executive is eligible to participate in annual incentive, stock option and other equity award programs that are generally available to similarly situated executives of AMO. The agreements do not require any minimum level of annual incentive payments or participation in any stock option or equity-based plans. The agreements also entitle the executives to participate in or receive the benefits and perquisites as are generally provided from time to time to similarly situated executives. The agreements do not guarantee the continuation of any plan or benefit, other than an assurance of office support and reimbursement of business expenses. The agreements similarly entitle the executive to receive paid vacation only in accordance with then current company policies and practices.

Dr. Heidrich’s employment agreement contains additional provisions that were unique to his position as an executive in Germany. His agreement provides for the continuation of a company car according to AMO’s then current policy for German employees, with AMO’s agreement to bear any tax associated with Dr. Heidrich’s personal use of the vehicle. The agreement further provides for minimum levels of insurance and health coverage, capital accumulation benefits under German law, temporary disability coverage, a minimum of 30 days of vacation, and a small cash vacation allowance of €21 per day.

The compensation committee has determined that an assurance of a minimum level of base salary is prudent for retention of key talent. No other specific assurances were deemed necessary, and none were given in the agreements, in order to preserve full flexibility for the compensation committee to change benefits or incentives from time to time.

•	Termination of Employment

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Termination by Us Without Cause or by the Executive for Good Reason. In the event that the executive is terminated by us other than for “cause,” or if the executive terminates his or her employment for “good reason,” the executive will receive severance pay that includes:

•	a prorated portion of the executive’s targeted annual incentive award;

•	an amount representing the executive’s unused accrued vacation time (at his base salary rate) through the date of termination;

•	continued medical and other welfare plan coverage for the executive and his eligible dependents for twelve months;

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a severance payment calculated by multiplying the executive’s annual compensation by two (three in the case of Mr. Mazzo). For the purposes of this severance payment calculation, the executive’s annual compensation is defined as the sum of (i) the higher of the executive’s then-current base salary or his highest annual salary within the five-year period ending at the time of his or her termination plus (ii) a management incentive plan increment, which is equal to the higher of 100% of his or her then-current annual target incentive award rate or the average of the two highest of the last five annual incentive awards paid by us to the executive. For Dr. Heidrich, the annual compensation also includes the value of the company car benefit.

The employment agreements define “cause” to include:

•	willful and continued refusal to comply with a lawful, written instruction of the board;

•	willful misconduct which results in a material financial loss to the company or material injury to its public reputation; or

•	conviction of any felony.

The employment agreements also define “good reason” to include:

•	a reduction or adverse material change in the executive’s overall compensation; or

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a material change in duties, defined as any substantial diminution or adverse modification in the executive’s overall position, responsibilities or reporting relationship, or move of job location to more than 50 miles from the then current place of employment.

Our board has determined that it is in the best interest of AMO and its stockholders to define the parameters for termination and to define termination terms and consequences. Again, these agreements were deemed prudent at the time of signing and as of the compensation committee’s latest review in order to retain our key executive talent.

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Termination by Us With Cause or by the Executive for other than Good Reason. If the executive’s employment is terminated by us with cause, or if the executive voluntarily resigns without good reason, the executive is entitled only to those elements of pay as are required by law, such as base pay through the date of termination, payment for unused accrued vacation, and reimbursable business expenses.

•	Termination as a Result of Death or Disability. In the event that the executive’s employment is terminated as a result of death or disability, the executive will receive severance pay that includes:

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Executive’s base salary until, in the case of the executive’s death, the earlier of (i) twelve months after the date of the executive’s death and (ii) the last day of the term of the employment agreement and, in the case of the executive’s disability, the date the executive begins to receive benefits under the long term disability insurance, but in no event following twelve months after the date of termination;

•	a prorated portion of the executive’s targeted annual cash incentive;

•	an amount representing the executive’s unused accrued vacation time (at his or her base salary rate) through the date of termination; and

•	continued medical and other welfare plan coverage for the executive (in the case of his disability) and the executive’s eligible dependents for twelve months.

Disability is defined as the executive’s physical or mental disability or infirmity which, in the opinion of a competent physician selected by the board, renders the executive unable to perform his duties under the employment agreement for more than 120 days during any 180-day period. The compensation committee has determined that benefits in the event of death and disability are important and prudent elements of the entire package provided to the executives as a means to provide financial security to the executive and his or her family in the unfortunate event of a death or disability. This feature also provides the company with a framework for addressing the replacement of a disabled executive.

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Termination in Connection with Change in Control. In the event the executive’s employment is terminated by us without cause, or by him for good reason, 120 days prior to or within two years after a change in control event occurs, the employment agreements provide that the executive will receive a severance payment equal to three times “annual compensation” using the same method of calculation described above. The agreements also provide that all of the executives’ stock options, incentive compensation awards and restricted stock that are outstanding at the time of the termination will immediately become fully exercisable, payable or free from restrictions, respectively. The applicable exercise period for any stock option or other award will continue for the length of the exercise period specified in the grant of the award as determined without regard to the executive’s termination of employment. The executive will also be allowed to continue to participate for three years following his termination in all of our employee benefit plans that were available to him or her before termination.

A “change in control” is carefully defined in the agreements but can be generally summarized to include:

•	any person becomes the beneficial owner of 20% of the voting power of our outstanding stock without the approval of our board (or 33% even if approved by our board);

•	a change in the majority of our board, if not approved by the incumbent board members;

•	the consummation of a merger, consolidation or reorganization involving AMO, other than a transaction that satisfied both of the following conditions:

•	the voting stock of AMO represents at least 55% of the combined voting power of the surviving entity; and

•	no person is or becomes the beneficial owner of more than 20% of the combined voting power of our outstanding voting securities; or

•	the stockholders approve a plan of complete liquidation or agree to sell or dispose all or substantially all of AMO’s assets.

We believe that it is in the best interest of AMO and our stockholders to foster the executives’ objectivity in making decisions with respect to any pending or threatened change in control, and to assure that AMO will have the continued dedication and availability of the executives as employees of AMO notwithstanding the possibility, threat, or occurrence of a change in control. We believe these goals can be accomplished by alleviating certain of the risks and uncertainties with regard to the executives’ financial and professional security that would be created by a pending or threatened change in control and that inevitably would distract the executives and could impair their abilities to objectively perform their duties on behalf of AMO. Accordingly, we believe it is appropriate to provide for executive compensation arrangements upon a change in control that lessen the executives’ financial risks and uncertainties and that are competitive with those of other companies in our industry.

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Repatriation and Relocation Loan. We agreed to repatriate Mr. Mazzo and his household from the United Kingdom, and this was completed in 2004. To assist in his repatriation, we provided him a five-year, interest-free relocation loan of $500,000. This loan is evidenced by a promissory note dated July 3, 2002, which is secured by real property purchased by Mr. Mazzo. The principal amount of $500,000 is payable upon the earlier to occur of (a) 60 days following Mr. Mazzo’s termination of employment; (b) the date of the sale or other transfer of the property; or (c) July 3, 2007. We made this loan to Mr. Mazzo before adoption of the Sarbanes-Oxley Act of 2002. As of December 31, 2006, the full amount of this loan was outstanding.

•

Excise Tax Gross-Up. In the event that any payment or benefits an executive receives pursuant to the employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, he or she is entitled to an excise tax gross-up payment to the full extent of his or her corresponding excise tax liability. Our compensation committee has determined that it is in the best interest of our stockholders to continue to provide the tax gross-up provision in the employment agreements in order to alleviate concerns over personal income tax liability associated with a potential change in control transaction and to bolster the objectivity of the executives in analyzing and managing potential change in control transactions.

•

Restrictive Covenants and Other Provisions. The executives have agreed not to disclose our confidential information to any other person or entity for a period of five years or to solicit any of our employees for a period of two years following termination of employment. A breach of these covenants entitles AMO to an injunction against the executives and may cause the executives to forfeit any benefits under the employment agreement. Our obligation to provide any payments under the employment agreements is expressly conditioned on the executive’s execution of a general release of claims against AMO. We deem these elements of the agreements as important conditions to the executives’ receipt of the payments and benefits under the agreements. They provide important protections to AMO in exchange for the benefits paid. Similarly, the agreements provide protection to the executives for their lawful acts while officers of AMO. The agreements cover the indemnification of the executives for legal claims or proceedings filed against the executives because of their status as an officer, to the extent permitted under California law. The agreements further require AMO to maintain director and officer insurance. We believe it is fair to protect our executives for their lawful acts and to avoid the distraction of personal liability associated with their work. Any fraud or illegal conduct by the executive generally would not be covered under these provisions.

•

Indemnity Agreements. We have entered into Indemnity Agreements with each of the named executive officers. These agreements define the indemnification of the officers set forth in our Certificate of Incorporation and under Delaware law. They generally cover claims arising from actions taken by the executive in his or her capacity as an officer or director. No indemnification is provided where the officer has gained a personal profit or advantage to which he was not legally entitled, for any claim for accounting of profits made from the purchase or sale of our stock, or for any claim based on the executive’s knowing fraudulent, deliberately dishonest or willful misconduct. In addition, no indemnity is provided where it is prohibited by law. We believe the indemnity agreements, which are prevalent for public companies, afford important and necessary protection for executives who assume obligations, and expose themselves to personal liability and expense, by serving as an officer of a public company. We believe that the named executive officers would not agree to continue in their current positions without the protections afforded by the Indemnity Agreements.

Interrelationship of Compensation Elements

Our policy for allocation between long-term and currently paid out compensation is to attempt to strike an appropriate balance between the focus on short-term operational goals and longer-term strategic goals. The proportions of base salary, annual incentives and long-term incentives vary among the named executive officers depending on their levels of responsibility, but generally a significant amount of pay for executive officers is composed of long-term, at-risk pay to focus management on the long-term success of AMO. Our president and chief executive officer has the greatest amount of pay at risk, followed by our chief operating officer and chief financial officer.

Our policy for allocating between cash and non-cash compensation is to heavily weight our long-term incentives in the form of non-cash awards. We have chosen non-cash awards as a means to link the compensation directly to longer-term stockholder value. Base salary is earned for performing basic job responsibilities. Annual cash incentives are designed to focus executives on shorter-term but crucial operational and strategic objectives. Our philosophy regarding the differentiation among different forms of non-cash compensation is discussed above, but in general our primary vehicle for non-cash compensation is stock options due to their direct link to growth in stockholder value.

Each year, our compensation committee reviews an inventory of all elements of executive compensation in order to maintain an understanding of the proportions of each of these elements in our overall compensation program. We consider prior compensation in setting other elements of compensation. We provide our equity incentive awards primarily to incentivize future performance, and therefore the amounts of prior equity grants are just one element considered in the incentive grant process.

Timing of Incentive Awards

Our incentive awards for named executive officers are considered annually. Annual cash incentive targets are established in February of each year. Long-term incentive awards, if any, are awarded on the date of our annual stockholder meeting, which historically has been in May. Our compensation committee decides the timing of all incentive awards issued to the named executive officers.

We do not have any program, plan or practice to time option grants to our executives in coordination with the release of material non-public information. We generally award stock options and restricted stock to our named executive officers on the same date each year (the date of our annual meeting of stockholders), which is the same date of the annual grant to all employees eligible for stock incentive awards. Grants of stock incentive awards to new executives are not made in coordination with the release of material non-public information, but are instead granted on the later to occur of the first date of employment or the approval of the compensation committee, or full board of directors if applicable. We have not timed, and do not plan to time, the release of material non-public information for the purpose of intentionally affecting the value of executive compensation.

Incentive awards with performance terms or performance vesting are generally awarded at the compensation committee’s first meeting of the year in order to establish performance terms early in the performance cycle and to comply with the requirements of Section 162(m) of the Internal Revenue Code. Again, these grants are not made in coordination with the release of material, non-public information but are instead granted on the date of the regular meeting approving the grant.

Consideration of Corporate Performance

In setting compensation policies and making compensation decisions, our compensation committee considers measures of corporate performance. Corporate performance is an element of each named executive officer’s annual review of base salary and annual equity incentive grants. Corporate performance is the primary funding mechanism for our management incentive program and for our performance awards.

Our annual management incentive plan (known formally as the 2002 Bonus Plan) lists several measures that the compensation committee may choose from in establishing a funding target for the management incentive payment, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past company performance, as the compensation committee, in its sole discretion, determines. These measures include revenue (sales), cash flow, earnings per share (including earnings before interest, taxes and amortization), return on equity, total stockholder return, return on capital, return on assets or net assets, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, and market share. If the management incentive is funded, the funds are allocated among the business units and functions largely based on the business performance of that unit or function.

Our performance awards are determined on the basis of AMO’s total stockholder return as compared to that of the peer group.

Consideration of Individual Performance

The following forms of compensation are structured and implemented to reflect a named executive officer’s individual performance and contribution to our corporate performance:

•

Base Salary. An important element of the annual review of each executive’s performance measures the executive’s individual attainment of objectives and the individual’s contribution to corporate performance.

•	Annual Management Incentive. As discussed above, corporate performance determines the funding of our annual management incentive program. The incentive award for each individual named executive officer is then determined based on achievement of individual and business unit performance objectives. If there is no funding for the annual incentive plan, discretionary bonuses may be awarded upon approval of the compensation committee.

•

Stock Incentives. The annual review of individual executive performance is an important factor in determining the amount of stock incentives awarded to our named executive officers. Stock incentives are, however, primarily a tool for us to incentivize future performance. Therefore, future potential, retention and motivation are also important considerations.

Stock Ownership Guidelines

In January 2003 we adopted, and in September 2004 we revised, stock ownership guidelines for our executive officers. We ask each of our executive officers to own a number of shares having a value computed as follows:

•	Chief Executive Officer, 5 times base salary

•	Executive Vice Presidents and Corporate Vice Presidents, 3 times base salary

•	Senior Vice Presidents, 2 times base salary

For purposes of this calculation, we include the equivalent share value of vested, in-the-money stock options (net of tax and exercise price) and the value of restricted stock and restricted stock units. Executives are expected to meet these guidelines within five years of becoming an officer.

2006 Named Executive Officer Compensation

In 2006, our named executive officers were James V. Mazzo, Richard A. Meier, Holger Heidrich, Ph.D., C. Russell Trenary III and Jane E. Rady. Our compensation committee considered the factors described below in making its compensation decisions for each of our named executive officers.

•

Base Salary. Our compensation committee increased salaries for our named executive officers an average of 5.7% in February 2006, and no named executive officer’s base salary was increased by more than 9.5%. Individual performance factors, increases in costs of living, and median data from our peer group, among other factors, were considered in this analysis. In May 2006, our compensation committee approved an additional 10% increase to Mr. Mazzo’s base salary in connection with his appointment as chairman of our board of directors. In September 2006, our compensation committee approved an additional 5% increase to Mr. Meier’s base salary in connection with the additional responsibilities assumed by Mr. Meier as President of the Eye Care Business.

•

Annual Management Incentive—CEO. The compensation committee identified Mr. Mazzo as a “162(m) Participant” under our Bonus Plan and set forth performance objectives for Mr. Mazzo as follows: provided that the corporation achieved adjusted operating income (excluding special charges related to the rationalization and repositioning program and the effect of stock incentive expenses) of at least $216.75 million or revenue of at least $988.95 million in 2006, the compensation committee established a target award for 2006 of $1,000,000. The compensation committee retained the discretion to decrease the incentive award below the target award level. In February 2007, the compensation committee determined that the performance criteria for revenue was achieved. The compensation committee further decided to reduce the amount of award paid to Mr. Mazzo, from the maximum award of $1,000,000 to $357,500 for 2006’s performance. This compares to an award of $500,000 for 2005 and $635,000 for 2004. The compensation committee considered the following factors, among others, in setting the amount of Mr. Mazzo’s 2006 award:

•

AMO’s November 2006 recall of eye care products. The committee considered the impact to AMO’s financial performance and stockholder value for 2006 but also acknowledged Mr. Mazzo’s prudent, ethical and effective management of the matter.

•	Overall financial results for 2006 and key financial metrics.

•

Execution of key business initiatives, such as the rationalization and repositioning program, manufacturing initiatives, research and development and corporate development milestones, and employee engagement initiatives.

•	Mr. Mazzo’s personal integrity and effective management of people and matters both internal and external to AMO.

•	Successful settlement of all pending litigation with Alcon, resulting in a cash settlement to AMO of $121 million and key patent licenses.

•	Setting the strategic direction, and positioning AMO for future success as The Complete Refractive Solution.

Annual Management Incentive—Other Named Executive Officers. For 2006, the compensation committee established two corporate financial goals for management incentive funding. They were operating income (with 75% weighting and adjusted to exclude certain extraordinary items such as special charges associated with the company’s rationalization and repositioning program and stock incentive expense under FAS 123R) and revenue (with 25% weighting). In addition, the compensation committee approved the following target amounts for each of the following named executive officers, expressed as a percentage of annual base pay: Mr. Meier (75%), Dr. Heidrich (55%), Mr. Trenary (55%), and Ms. Rady (45%). For 2006, the incentive pool funding targets were as follows: adjusted operating income (threshold $216.75 million, target $255.00 million and maximum $293.25 million) and revenue (threshold $988.95 million, target $1,040 million and maximum $1,197.15 million). Each participant could receive from zero to 150% of his or her target award. The compensation committee maintained the discretion to update the quantitative targets, and to increase or decrease payments, to account for extraordinary events and to include or exclude extraordinary, unusual or non-recurring items in its calculation of the company’s results for the year. We have, therefore, characterized these payments as “Bonus” for 2006 in the summary compensation table.

In February 2007, our compensation committee funded bonuses for the named executive officers other than Mr. Mazzo at 50% of their respective targets. In reaching this decision, the committee considered the performance criteria discussed above with respect to Mr. Mazzo and additional factors, such as business unit and individual performances in comparison to performance objectives established early in 2006.

For participants other than the named executive officers, the 2006 management incentive program was funded generally at 65%. In reaching 65%, the committee exercised the discretion permitted under the plan to exclude the negative impact of the voluntary recall of eye care products in the fourth quarter of 2006 as well as certain rationalization related costs. The committee also exercised its discretion to exclude the positive impact of the net litigation settlement. The committee felt these actions were appropriate because the adjustments related to extraordinary events not contemplated at the time that the bonus targets were established. The committee acknowledged the significant financial impact of the eye care recall in making the decision to fund executive officer bonuses below the 65% level.

•

Stock Incentives. In May 2006, our compensation committee awarded stock options representing approximately 80% of the value of our executive stock-based awards, with approximately 20% of the value of awards in the form of restricted stock (restricted units in the case of Dr. Heidrich). The total value of the awards was generally targeted at relevant peers for each executive at the market median of our peer group, but were adjusted for individuals based upon past performance, contribution to the company and expected future performance potential.

In February 2006, our compensation committee awarded performance awards as described above. The target amounts of these awards to the named executive officers were designed to provide an opportunity for the executives to earn up to an aggregate of 75th percentile compensation of similarly situated peer group executives. In February 2007, our compensation committee determined that we did not meet the threshold level of performance for total stockholder return. Therefore, the compensation committee awarded no shares of restricted stock to the executives under this program.

In 2006, our compensation committee reviewed an inventory of all elements of executive compensation, including perquisites, retirement plans, benefits, employment agreements and severance arrangements. The compensation committee concluded that AMO’s compensation program is currently reasonable and in the best interests of AMO’s stockholders.

Compensation Committee Report

The Organization, Compensation and Corporate Governance Committee of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s 2007 annual meeting of stockholders.

1.	The committee has reviewed and discussed the Compensation Discussion and Analysis with management.

2.	Based on this review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A for the 2007 annual meeting of stockholders.

The Organization, Compensation and Corporate Governance Committee:

Michael A. Mussallem, Chairman

Christopher G. Chavez

James O. Rollans

Summary Compensation Table

The individuals named in the following tables are described elsewhere in this proxy statement as the “named executive officers,” and they include the company’s chief executive officer, chief financial officer and the three other most highly compensated executive officers of the company for 2006.

It is important to note that the amounts represented in the “Total” column were not entirely earned in 2006, and portions of that amount may never be earned. The amounts represented in the columns entitled “Stock Awards” and “Option Awards” represent the accounting valuation of these awards. The amounts do not necessarily represent the value the executive may actually receive; the value could be substantially less (even zero) or more than the amounts represented.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3) (4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensa- tion ($) (2)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($) (5)	All Other Compensa- tion ($) (6)	Total ($)
James V. Mazzo Chairman, President and Chief Executive Officer	2006	$684,865	$	N/A	$112,647	$2,123,838	$357,500	$—	$163,382	$3,442,232

Richard A. Meier, Chief Operating Officer and Chief Financial Officer	2006	466,173		171,375	44,003	912,880	N/A	—	59,303	1,653,734

Holger Heidrich, Ph.D., Corporate Vice President and President, EAM Region and International Government Affairs(7)	2006	448,781		99,000	33,266	550,602	N/A	219,563	45,738	1,177,379

C. Russell Trenary III, Executive Vice President and President, Cataract Refractive Group	2006	341,538		94,875	31,242	580,285	N/A	—	61,304	1,109,246

Jane E. Rady, Executive Vice President, Strategy and Corporate Development	2006	312,738		71,000	22,881	577,517	N/A	—	50,462	1,034,598

(1)

The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. For 2006, the amount shown under “Salary” includes $7,577, which was paid to Mr. Meier in lieu of accrued vacation.

(2)	The amounts shown represent management incentive awards which were paid in the first quarter of 2007 under our Bonus Plan for services rendered during 2006.

(3)

See Note 11 to the Consolidated Financial Statements, filed with our annual report on Form 10-K, for a discussion of the assumptions made in calculating amounts under Statement of Financial Accounting Standard 123R (FAS123R)

(4)	Represents 2006 expense incurred under FAS 123R for restricted stock grants made in May 2006.

(5)

Dr. Heidrich participates in AMO’s German defined benefit plan. No other named executive officer participates in a defined benefit retirement plan. Amount represents the aggregate change in the actuarial present value of the accumulated benefit from September 30, 2005 to September 30, 2006, using the average 2006 exchange rate of euros to dollars of 1.25622.

(6)

“All Other Compensation” in the foregoing Summary Compensation Table is composed of company contributions to our qualified and non-qualified retirement plans and the cost of term life insurance, as well as perquisites paid to a named executive officer. The following table sets forth all such compensation paid in 2006 to the named executive officers. In the case of Dr. Heidrich, who is based in Germany, retirement benefits are company contributions to a pension plan, which is comparable to a retirement savings plan, and Other (as set forth below) includes $791 holiday pay, which is mandated by a works council agreement, as well as a $603 employer contribution to a government-supported savings plan.

Nature of All Other Compensation	Mr. Mazzo	Mr. Meier	Dr. Heidrich	Mr. Trenary	Ms. Rady
Retirement	$123,137	$34,463	$10,288	$36,496	$32,067
Insurance	2,610	2,610	688	1,918	5,497
Other	—	—	1,394	—	—
Perquisites:
Executive club dues	3,635	—	—	1,323	—
Tax preparation and financial planning	13,000	—	—	567	—
Transportation Allowance (for US executives; for Dr. Heidrich, includes car lease, insurance and car taxes)	11,000	11,000	33.368	11,000	11,000
Executive Physical	—	1,230	—	—	1,898
Spousal Travel	6,755	6,755	—	6,755	—
Tax gross up, spouse travel	3,245	3,245	—	3,245	—

Total	$163,382	$59,303	$45,738	$61,304	$50,462

(7)

Dr. Heidrich is paid in Euros. Dollar amounts shown for Dr. Heidrich in the “Salary,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns in the foregoing Summary Compensation Table and in these footnotes were converted from Euros to Dollars using the average conversion rate of 1.25622 for the period January 1, 2006 to December 31, 2006. Dr. Heidrich’s “Bonus” was converted to Euros at the time of payment at the rate of 1.20 and is therefore reflected in this table at the rate of 1.20.

Cash incentives for the named executive officers, other than Mr. Mazzo, are expressed in the Summary Compensation Table as “Bonus” due to the compensation committee’s use of discretion to adjust the funding of the cash incentives to account for extraordinary events. Please refer to the discussion of 2006 compensation in the “Compensation Discussion and Analysis” section above. The annual cash management incentive awards for 2006 were an average of 31.6% less than in 2005 and 18.8% less than in 2004.

Grants of Plan-Based Awards

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Target ($)	Maximum ($)
James V. Mazzo	2/8/06	1,000,000						—
	2/8/06		750,000	750,000				—	(3)
	5/24/06				12,800			579,328
	5/24/06					128,000	$45.26	5,793,280
Richard A. Meier	2/8/06		400,000	400,000				—	(3)
	5/24/06				5,000			226,300
	5/24/06					52,000	$45.26	2.353,520
Holger Heidrich, Ph.D.	2/8/06		200,000	200,000				—	(3)
	5/24/06				3,780			171,083
	5/24/06					38,000	$45.26	1,719,880
C. Russell Trenary III	2/8/06		220,000	220,000				—	(3)
	5/24/06				3,550			160,673
	5/24/06					39,000	$45.26	1,765,140
Jane E. Rady	2/8/06		210,000	210,000				—	(3)
	5/24/06				2,600			117,676
	5/24/06					29,000	$45.26	1,312,540

(1)

This amount represents the maximum and target non-equity incentive plan opportunity under the 2006 management incentive program, subject to negative discretion by our compensation committee. In February 2007, our compensation committee determined the amount of the award, which was paid in March 2007 and is reflected in the Summary Compensation Table above as non-equity incentive plan compensation for Mr. Mazzo. No threshold amount is expressed because the threshold is zero.

(2)

These amounts represent the maximum face value of shares of restricted stock or restricted stock units that could have been awarded pursuant to the 2006 performance awards. If our total stockholder return for the period of 2005 to 2006 was above the 50th percentile of an identified group of comparable companies, the named executive officers could have earned additional equity awards in the form of restricted stock or restricted stock units, based on the stock price on the date of the compensation committee’s determination of whether the performance criteria were satisfied. In February 2007, our compensation committee determined that the performance criteria were not achieved, and in fact no shares of restricted stock were issued or will be issued under this program. No threshold amount is expressed because the threshold is zero.

(3)

This amount represents the grant date fair value of the 2006 performance awards recognized under SFAS 123R. Please see “Compensation Discussion and Analysis” for a summary of the terms of these awards. The number of restricted shares or units to be awarded to the named executive officers under the awards was dependent upon a market condition (AMO’s total stockholder return in comparison to an identified group of comparator companies). Under SFAS 123R, market conditions can reduce the grant date fair value. As such, at the time of the awards, the aggregate grant date fair value of the performance awards granted to the named executive officers had a grant date fair value of zero, or as much as $1,780,000 depending on whether the performance condition was met. Because the market condition was not satisfied by the end of the performance period (December 31, 2006), the grant date fair value was ultimately determined to be zero.

All equity awards in the foregoing table were made under our 2005 Incentive Compensation Plan. Our plan dictates that the exercise price for all stock options awarded under the plan be priced at the closing price on the trading day prior to the date of grant. In 2006, this resulted in higher stock option exercise prices than would have been established based on the closing price on the date of the grant. The date of grant is coincident with the date of the compensation committee’s (or board’s) approval of the grant. The stock options awarded in 2006 vest 25% each year on the anniversary of the date of grant and have a term of 10 years from the date of grant.

All restricted shares and units vest three years from the date of grant, which is coincident with the date of the compensation committee’s approval of the grant. Holders of restricted stock are entitled to receive dividends, if any, and are entitled to vote the restricted shares.

The performance awards issued in 2006 provided that shares of restricted stock or units would be issued in 2007 if our total stockholder return was positive and exceeded the 50th percentile of our peer group for the years 2005-2006. The number of restricted share or units to be issued depended on our total stockholder return performance between the 50th and 75th percentiles, the target values set for each named executive officer, and the stock price on the date of the compensation committee’s performance determination. In February 2007, our compensation committee determined that our total stockholder return was below the 50th percentile of the peer group. As a result, no restricted stock or units have been or will be issued pursuant to the 2006 performance awards.

Our 2006 management incentive program provided an opportunity for the named executive officers to earn a cash award based on corporate performance as well as the performance of the individual officer and the business unit or function which he led. Incentive award funding in 2006 was based on the performance of revenue (with 25% weight) and adjusted operating income (with 75% weight). Please see our Compensation Discussion and Analysis regarding the incentive amounts awarded for 2006 performance.

Our stock incentive plan, by its terms, calls for accelerated vesting of stock incentive awards for all participants in the event of a change in control, and for a limited term to exercise the options after termination of employment. Our employment agreements with the named executive officers provide for exercisability of stock options over their full term, even if the executive’s employment is terminated in connection with the change in control. The agreements do not guarantee that the named executive officers will receive any stock incentive grants or particular levels of cash incentives. The agreements do provide for minimum levels of base salary, which for each of the named executive officers are as follows: Mr. Mazzo—$450,000; Mr. Meier—$375,900; Dr. Heidrich—€300,468; Mr. Trenary—$300,000; and Ms. Rady—$250,000. These agreements, along with a discussion regarding our practices for stock incentive grants, are discussed in further detail in the section entitled “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expi- ration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James V. Mazzo	105,586	(1)(2)			$8.9401	1/24/07
	91,932	(1)(2)			13.715	2/2/08
	240,000	(2)			8.99	7/29/12
	90,000	(2)	30,000	(2)(3)	13.85	4/29/13
	100,000	(2)	100,000	(2)(4)	33.72	5/20/14
	46,250	(2)	138,750	(2)(5)	38.20	5/26/15
			128,000	(2)(6)	45.26	5/24/16
							12,800	(7)	$450,560
										21,306	(8)	$750,000	(8)
Richard A. Meier	100,000				8.99	7/29/12
	33,750		11,250	(3)	13.85	4/29/13
	45,000		45,000	(9)	33.72	5/20/14
	20,000		60,000	(10)	38.20	5/26/15
			52,000	(11)	45.26	5/24/16
							5,000	(7)	176,000
										11,363	(8)	$400,000	(8)
Holger Heidrich, Ph.D.	19,114	(1)			5.7112	1/25/09
	63,715	(1)			7.0347	12/10/09
	48,242	(1)			8.9401	1/24/10
	85,106	(1)			13.7150	2/2/11
	80,000				8.99	7/29/12
	22,500		7,500	(3)	13.85	4/29/13
	25,000		25,000	(12)	33.72	5/20/14
	11,250		33,750	(13)	38.20	5/26/15
			38,000	(14)	45.26	5/24/16
							3,780	(7)	133,056
										5,681	(8)	$200,000	(8)
C. Russell Trenary III	60,000				8.99	7/29/12
	22,500		7,500	(3)	13.85	4/29/13
	25,000		25,000	(12)	33.72	5/20/14
	12,500		37,500	(15)	38.20	5/26/15
			39,000	(16)	45.26	5/24/16
							3,550	(7)	124,960
										6,250	(8)	$220,000	(8)
Jane E. Rady	60,000				8.99	7/29/12
	26,250		8,750	(3)	13.85	4/29/13
	30,000		30,000	(17)	33.72	5/20/14
	11,250		33,750	(13)	38.20	5/26/15
			29,000	(18)	45.26	5/24/16
							2,600	(7)	91,520
										5,966	(8)	$210,000	(8)

(Footnotes on Following Page)

(1)	Stock options that were converted from Allergan stock options at the time of our spin off in July 2002.
(2)	Stock option was transferred to executive’s family trust, for no value.
(3)	Stock options vest on April 29, 2007.
(4)	Stock options vest 50,000 on each of May 20, 2007 and May 20, 2008.
(5)	Stock options vest 46,250 on each of May 26, 2007, May 26, 2008 and May 26, 2009.
(6)	Stock options vest 32,000 on each of May 24, 2007, May 24, 2008, May 24, 2009 and May 24, 2010.
(7)	Restricted stock vests on May 24, 2009.
(8)

Amount reflects maximum potential face value or potential number of shares of restricted stock or restricted stock units that could have been issued under 2006 performance awards assuming a stock price of $35.20 (the closing price of our stock on December 29, 2006). The actual number of shares or units that could have been awarded would have been determined based on the closing price of our stock on the date that our compensation committee determined that an award of stock was appropriate. In February 2007, our compensation committee determined that in fact no awards of stock or units would be made under this program because the performance criteria were not satisfied.

(9)	Stock options vest 22,500 on each of May 20, 2007 and May 20, 2008.
(10)	Stock options vest 20,000 on each of May 26, 2007, May 26, 2008 and May 26, 2009.
(11)	Stock options vest 13,000 on each of May 24, 2007, May 24, 2008, May 24, 2009 and May 24, 2010.
(12)	Stock options vest 12,500 on each of May 20, 2007 and May 20, 2008.
(13)	Stock options vest 11,250 on each of May 26, 2007, May 26, 2008 and May 26, 2009.
(14)	Stock options vest 9,500 on each of May 24, 2007, May 24, 2008, May 24, 2009 and May 24, 2010.
(15)	Stock options vest 12,500 on each of May 26, 2007, May 26, 2008 and May 26, 2009.
(16)	Stock options vest 9,750 on each of May 24, 2007, May 24, 2008, May 24, 2009 and May 24, 2010.
(17)	Stock options vest 15,000 on each of May 20, 2007 and May 20, 2008.
(18)	Stock options vest 7,250 on each of May 24, 2007, May 24, 2008, May 24, 2009 and May 24, 2010.

Option Exercises and Stock Vested

2006 OPTION EXERCISES AND STOCK VESTED

During 2006, no stock awards vested. The following table describes the stock options exercised by the named executive officers in 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James V. Mazzo(1)	105,586	$2,919,157
Richard A. Meier	—	—
Holger Heidrich, Ph.D.	—	—
C. Russell Trenary III	10,000	$333,489
Jane E. Rady	—	—

(1)

During 2006, pursuant to a Rule 10b5-1 Plan that was entered into on February 18, 2005, Mr. Mazzo’s family trust exercised a stock option that had been granted in January 2000 and that otherwise would have expired in January 2007; of the 105,586 options exercised, the trust sold only the portion necessary to cover the exercise price and associated taxes and retained ownership of 42,386 shares.

Pension Benefits

We do not offer a defined benefit pension plan to our U.S.-based executives. The following disclosure relates to Dr. Heidrich’s participation in our German pension plan.

2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Holger Heidrich, Ph.D.	AMO Germany GmbH Ettlingen Pension Plan	22	$2,164,601	$0

(1)

Dr. Heidrich was an employee of Allergan from January 1, 1985 through our spin-off date of June 29, 2002. During the period of January 1, 1985 to June 30, 1996, Dr. Heidrich was not admitted to the Allergan pension plan and instead participated in the pension fund of the local union group. Upon Dr. Heidrich’s entry into the Allergan pension plan on July 1, 1996, it was discovered that his prior pension benefit was significantly less than would have been provided had he participated in the Allergan pension plan. After analysis of the pension benefit gap, Allergan entered into an agreement with Dr. Heidrich to compensate for lost pension benefits during his first 11 years with Allergan (January 1, 1985 – June 30, 1996) by providing an additional year of credit under the pension plan for each subsequent year of service through December 31, 2007. As part of AMO’s spin-off from Allergan, due to local regulations, AMO duplicated the plan and assumed the commitment to Dr. Heidrich in effect at the time of the spin-off for Allergan employees who transferred to AMO. As of December 31, 2007, Dr. Heidrich will have received his full past service pension credit. With this commitment fulfilled, future service credit will resume under a normal schedule of one year of pension credit for one year of service. As of December 31, 2006, the estimated present value of the accumulated benefit that is attributable to the additional years of service is $1,082,300.

(2)

Based on December 31, 2006 accrued benefit obligation of EUR 1,723,107, using the currency conversion average rate for calendar year 2006 (1.25622). The following assumptions were used in calculating the disclosure amount: 2006 salary of €361,372; 2005 salary of €332,831; normal retirement age of 65; Dr. Heidrich’s actual date of birth and hire date of January 1, 1985; discount rate of 4.50%; social security increase of 2.25%; inflation of 2.00%; mortality table Heubeck RT 2005 G; disability table Heubeck RT 2005 G; turnover using Mercer Human Resource Consulting’s standard tables.

Dr. Heidrich participates in the pension plan that is offered to all employees of AMO Germany GmbH. This plan is a defined benefit plan that provides a benefit upon retirement, early retirement, disability or death. The benefit is based upon final average salary and years of service with the company. The annual benefit at the normal retirement age of 65 is: years of service times the sum of: (.5% times final average salary below the Social Security Compensation Ceiling (“SSCC”), plus 1.5% times final average salary above the SSCC). The SSCC increases over time; the SSCC for 2006 was EUR 63,000. In general the plan does not grant extra years of service. However, for Dr. Heidrich an agreement was made, as described above in footnote (1), to grant additional service to reconcile his pension plan benefit with his actual years of service.

Nonqualified Deferred Compensation

2006 NONQUALIFIED DEFERRED COMPENSATION

Name(1)	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
James V. Mazzo	Executive Deferred Compensation Plan	$0		$0	$28,056	$0	$534,844	(3)

	2005 Executive Deferred Compensation Plan	$0		$96,162	$5,648	$0	$101,809

Richard A. Meier	Executive Deferred Compensation Plan	$0		$0	$22,825	$0	$236,805	(3)

	2005 Executive Deferred Compensation Plan	$70,430	(4)	$16,375	$9,017	$0	$117,322	(5)

C. Russell Trenary III	Executive Deferred Compensation Plan	$0		$0	$1,019	$0	$24,562

	2005 Executive Deferred Compensation Plan	$0		$16,396	$544	$0	$16,940

Jane E. Rady	Executive Deferred Compensation Plan	$0		$0	$905	$(1,430)	$21,812

	2005 Executive Deferred Compensation Plan	$0		$13,051	$433	$0	$13,484

(1)	Dr. Heidrich is not eligible to participate in the Executive Deferred Compensation Plan.

(2)

Represents company contributions of amounts that would have been contributed to the executive’s 401(k) Plan account if the executive had not deferred amounts under the deferred compensation plan and certain Internal Revenue Code limitations did not apply.

(3)

Of these amounts, the following represent amounts reported in prior Summary Compensation Tables of AMO as “Salary” or “Bonus,” and aggregate amounts the executives deferred but could have taken in cash (including investment gains or losses on the amounts deferred):

	Amounts Previously Reported	Amounts Attributed to Executive Deferrals
Mr. Mazzo	$152,423	$351,086
Mr. Meier	158,399	205,287

(4)

$22,430 of Mr. Meier’s deferral is included in the “Salary” column of the Summary Compensation Table. The remainder was included as “Bonus” in our 2005 Summary Compensation Table, as it related to his 2005 bonus, which was paid and deferred in 2006.

(5)

Of these amounts, $90,888 has been reported in prior Summary Compensation Tables of AMO as “Salary” or “Bonus” and $100,038 is the aggregate amount Mr. Meier deferred but could have taken in cash (including investment gains or losses on the amounts deferred).

The foregoing table includes information on the Executive Deferred Compensation Plan implemented at the time of our spin-off in 2002 and our 2005 Executive Deferred Compensation Plan. The American Jobs Creation Act of 2004 changed the federal income taxation of compensation deferred after December 31, 2004 under nonqualified deferred compensation plans such as ours. The changes made by the Act were intended to limit participant discretion in the timing of the payment of deferred compensation. Under the Act, pre-2005 plans, such as ours, were able to be “grandfathered” with their existing terms. Our board of directors determined that we would continue operating our original plan under its existing terms for amounts that had been deferred prior to December 31, 2004, and established a new deferred compensation plan, AMO’s 2005 Executive Deferred Compensation Plan, effective for amounts deferred after December 31, 2004.

The AMO executive deferred compensation plans are nonqualified deferred compensation plans maintained for the benefit of eligible employees in the U.S. and Puerto Rico. The plans’ provisions and terms apply to our named executive officers in the same manner as applied to all eligible employees. Eligible employees are U.S. and Puerto Rico based employees who are in positions having a salary grade of 8E or above or other executive or management positions approved by the committee. An employee eligible to participate in the 2005 plan generally may elect to defer up to 100% of his or her base salary and annual cash incentives (subject to a minimum deferral of $5,000) under the plan. Employee deferrals are limited to salary and annual cash incentives, and exclude deferral of gains from the exercise of employee stock options, commissions, sales bonuses, and other non-regular forms of compensation. The plan also provides that we will credit certain additional amounts to an eligible employee’s deferral account under the plan that would have been contributed to the employee’s account under the Advanced Medical Optics, Inc. 401(k) Plan, if such employee had not deferred amounts under the deferred compensation plan and certain Internal Revenue Code limitations did not apply. Also, AMO may credit additional discretionary amounts to an eligible employee’s deferral account under the 2005 plan, but has not done so with respect to any of the named executive officers. All such amounts are credited to an eligible employee’s deferral account, which is maintained for bookkeeping purposes only.

An eligible employee’s deferral account, in either plan, represents an unfunded and unsecured right to receive distributions under the plan. An eligible employee has only the rights of a general creditor of AMO and has no right or interest in any asset of AMO or the trusts established in connection with the plans. An eligible employee may direct the investment of his or her deferral account in certain fund media, as may be selected from time to time by the plan administrator, and his or her deferral account will be credited with investment returns based on the income, gains, losses and expenses of such investment funds. Our plans do not guarantee any rate of return on these investments.

A participant in the plans may change his or her fund media elections electronically, via the plan website, or by contacting the third party administrator in writing or by telephone. Elections may be changed on a daily basis, without restriction. The fund media offered to participants in both plans, and their rates of return, are as follows:

Investment Choices	2006 Year To Date	1-Year Annualized Average	3 Year Annualized Average	5-Year Annualized Average	10-Year Annualized Average	Since Inception	Inception Date
BlackRock Money Market—Class A	4.33%	4.33%	2.43%	1.70%	3.11%	3.83%	12/31/1987
PIMCO Total Return— Admin Class	3.37%	3.37%	3.26%	4.56%	n/a	5.23%	01/02/1998
Fidelity VIP Asset Manager—Initial Class	6.84%	6.84%	5.13%	4.40%	5.59%	7.92%	09/06/1989
FI Value Leaders—Class D	9.03%	9.03%	7.45%	6.78%	7.97%	8.84%	08/30/1996
Legg Mason Partners Variable Equity Index—Class I	14.88%	14.88%	9.57%	5.38%	7.60%	9.85%	10/16/1991
Janus Capital Appreciation—Class A	2.62%	2.62%	12.85%	5.91%	8.94%	12.18%	05/16/1983
Putnam VT Small Cap Value—Class IB Shares	16.77%	16.77%	16.08%	13.64%	n/a	14.60%	04/30/1999
Templeton Foreign Securities—Class 2	20.90%	20.90%	16.11%	10.80%	7.43%	9.53%	05/01/1992
AIM V.I. International Growth—Series I Shares	27.66%	27.66%	22.79%	14.83%	7.71%	9.38%	05/05/1993

An eligible employee will receive distributions from his or her deferral account upon retirement (defined as age 55 and a minimum of five years of service, or age 65 with a minimum of one year of service), termination of employment, or death (in which case the employee’s beneficiary receives the distribution), in cash in a lump sum or installments. An eligible employee may also receive in-service distributions. Participants make elections for distribution under the various circumstances described above each year, prior to any deferrals being made for that year, and only for the deferrals to be made in the following calendar year. These elections generally are irrevocable, except as provided for under the laws governing such plans. In the event that a participant retires who is determined to be a key employee, defined in the 2005 plan as a group limited to the top 50 compensated employees, the payment of their retirement benefits under the 2005 plan is delayed until the earlier of (a) six months after the termination of employment or (b) the death of the participant.

A participant may also make withdrawals due to financial hardship. Such withdrawals require approval of the administrative committee charged with oversight of the plans, and are limited to an amount necessary to address the financial hardship. In the event a participant makes a hardship withdrawal under the 2005 Plan, current year participation in the plan will be terminated, and future participation may be restricted.

AMO has established grantor trusts to which AMO will make contributions to assist it in meeting its obligations to provide plan benefits. However, plan participants have no title to, or interest in, any of the trusts’ assets. Participant interests in the plans remain, therefore, at risk.

Potential Payments upon Termination or Change-In-Control

The section of this proxy statement entitled “Compensation Discussion and Analysis” includes a summary of the material terms and conditions of the employment agreements we have entered into with our named executive officers. The employment agreements are the only arrangements we have with our named executive officers to provide benefits upon termination or change-in-control that are not otherwise part of our employee benefit plans, which apply to all employees on the same terms.

The following tables include the estimated amounts that would have been payable to our named executive officers under their employment agreements in various termination circumstances. The tables include the total estimated amounts payable, and, where applicable, the footnotes indicate the portion of that amount that would have been payable under our standard plans applicable to all salaried employees. For instance, our 2002 Bonus Plan provides for pro-rated incentive payments for all participants in the event of a change in control mid-year. Similarly, our incentive compensation plans require full vesting of all stock incentive awards in the event of a change in control. Unless otherwise noted, all cash payments are made in a lump sum and would be paid by AMO or AMO’s successor. The table assumes that the triggering event occurred on December 31, 2006, and assumes a stock price of $35.20, our closing price on December 29, 2006. The amounts set forth in these tables represent estimates and forward-looking information that is subject to substantial variation, based on the timing of the triggering event. We caution you to consider these limitations in reviewing the following tables.

Mr. Mazzo

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$4,562,500	(1)	$1,430,000	$1,430,000	$5,005,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	$1,239,060
Medical and Welfare Plan Coverage(3)	$10,905		$4,682	$10,905	$37,005
Transportation Allowance	n/a		n/a	n/a	$33,000
Club Dues	n/a		n/a	n/a	$58,500
Financial and Tax Planning Benefit	n/a		n/a	n/a	$39,000
Outplacement	n/a		n/a	n/a	$21,600
Excise Tax Gross-up	n/a		n/a	n/a	$1,881,142

Total	$4,573,405		$1,434,682	$1,440,905	$8,314,307

(1)

AMO has a severance pay policy that applies to all US based employees. If Mr. Mazzo was involuntarily terminated on 12/31/2006, he would have been eligible for 18 months of severance equal to $1,072,500 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock vested by virtue of a change in control, assuming an acquisition deal price of $35.20. Options held in a trust are assumed to be attributable to the executive. All option and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)

Represents AMO’s expense in providing benefits. The 12 month coverage stipulated in the employment agreement is lower than Mr. Mazzo would receive through AMO’s regular severance program (up to 18 months).

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $1,787,500.

Mr. Meier

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$1,942,250	(1)	$799,750	$799,750	$2,742,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	482,788
Medical and Welfare Plan Coverage(3)	10,905		4,682	10,905	37,005
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	37,620
Financial and Tax Planning Benefit	n/a		n/a	n/a	25,080
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	1,279,826

Total	$1,953,155		$804,432	$810,655	$4,658,919

(1)

AMO has a severance pay policy that applies to all US based employees. If Mr. Meier was involuntarily terminated on 12/31/2006, he would have been eligible for eight months of severance equal to $304,667 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock vested by virtue of a change in control, assuming an acquisition deal price of $35.20. Options held in a trust are assumed to be attributable to the executive. All option and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $647,417.

Dr. Heidrich

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason	Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment(1)(6)	$1,738,450	$738,246	$738,246	$2,326,086
Equity Vesting(2)	n/a	n/a	n/a	330,181
Medical and Welfare Plan Coverage(3)	10,289	10,289	10,289	30,867
Transportation Allowance(4)	n/a	n/a	n/a	105,210
Club Dues	n/a	n/a	n/a	n/a
Financial and Tax Planning Benefit	n/a	n/a	n/a	n/a
Outplacement	n/a	n/a	n/a	21,600
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a

Total	$1,748,739	$748,535	$748,535	$2,813,944

(1)	Dr. Heidrich’s salary data has been converted to U.S. dollars from euros using the currency conversion average rate for calendar year 2006 (1.25622).

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock vested by virtue of a change in control, assuming an acquisition deal price of $35.20. Options held in a trust are assumed to be attributable to the executive. All option and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Annual estimate based on AMO’s 2006 cost of car lease, insurance and car taxes.

(5)	Dr. Heidrich is not eligible for excise tax gross-up as he is based in Germany and is not generally subject to US taxes.

(6)	Base amount is determined over five year period prior to estimated change in control date, and average exchange rate for each calendar year is used.

Mr. Trenary

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$1,259,250	(1)	$534,570	$534,570	$1,794,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	322,085
Medical and Welfare Plan Coverage(3)	10,127		4,682	10,127	34,670
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	27,450
Financial and Tax Planning Benefit	n/a		n/a	n/a	19,200
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	799,770

Total	$1,269,377		$539,432	$544,877	$3,051,775

(1)

AMO has a severance pay policy that applies to all US based employees. If Mr. Trenary was involuntarily terminated on 12/31/2006, he would have been eligible for 17 months of severance equal to $488,750 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock vested by virtue of a change in control, assuming an acquisition deal price of $35.20. Options held in a trust are assumed to be attributable to the executive. All option and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)

Represents AMO’s expense in providing benefits. The 12 month coverage stipulated in the employment agreement is lower than Mr. Trenary would receive through AMO’s regular severance program (up to 17 months).

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $678,500.

Ms. Rady

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$1,055,250	(1)	$456,750	$456,750	$1,512,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	322,733
Medical and Welfare Plan Coverage(3)	8,380		3,745	8,380	29,428
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	27,450
Financial and Tax Planning Benefit	n/a		n/a	n/a	19,200
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	611,232

Total	$1,063,630		$460,495	$465,130	$2,576,643

(1)

AMO has a severance pay policy that applies to all US based employees. If Ms. Rady was involuntarily terminated on 12/31/2006, she would have been eligible for eight months of severance equal to $210,000 based on her seniority, were it not for her employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock vested by virtue of a change in control, assuming an acquisition deal price of $35.20. Options held in a trust are assumed to be attributable to the executive. All option and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $351,750.

Compensation Committee Interlocks and Insider Participation

No member of our Organization, Compensation and Corporate Governance Committee is a current or former officer or employee of AMO or any of our subsidiaries. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Organization, Compensation and Corporate Governance Committee.

Equity Compensation Plans Approved by Stockholders

At the time of our spin-off in 2002, all of our equity compensation plans were approved by Allergan, Inc., as our sole stockholder, and our public stockholders also approved the 2002 Incentive Compensation Plan at the 2003 Annual Meeting of Stockholders. Subsequent to our spin-off, all new equity compensation plans and all material equity compensation plan amendments have been approved by our stockholders. With our May 2005 acquisition of VISX, Incorporated, we assumed several equity compensation plans. One such VISX plan with options outstanding at year end had not been approved by the VISX stockholders, but no further shares are available for grant under this plan.

The following table sets forth, for each of our equity compensation plans, the number of outstanding option grants and the number of shares remaining available for issuance as of the end of fiscal 2006.

Equity Compensation Plan Information

Category of Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Security Holders	7,436,379	$25.2524	3,874,272
Equity Compensation Plans Not Approved by Security Holders (3)	191,420	$21.2874	0
Total	7,627,799	$25.1529	3,874,272

(1)

Includes options which remain outstanding under our equity incentive plans, 1,004,072 of which were issued upon conversion of Allergan, Inc. stock options as a consequence of our spin-off in 2002 and were outstanding at year-end, and 1,584,247 of which were issued upon conversion of VISX, Incorporated stock options upon completion of our acquisition of VISX in 2005 and were outstanding at year-end. Does not include an aggregate of 338,422 shares of restricted stock and restricted stock units issued under our 2002 and 2005 Incentive Compensation Plans.

(2)

Includes 973,262 shares currently authorized for issuance, in the aggregate, under our 2002 Employee Stock Purchase Plan, as amended, and under our 2002 International Stock Purchase Plan, as amended. As amended in 2005, these plans contain evergreen features which provide that each year on November 1 (through November 1, 2014), the number of authorized shares (for both plans, on an aggregate basis) increases by the lesser of 400,000 shares or 1% of our shares of common stock outstanding. Also includes 143,575 shares authorized for issuance under our Irish Savings Related Share Option Scheme and 150,000 shares authorized for issuance under our AMO (Ireland) Share Participation Scheme. All of such shares have been registered with the SEC. Does not include an aggregate of 338,422 shares of restricted stock issued under our 2002 and 2005 Incentive Compensation Plans.

(3)

The VISX, Incorporated 2001 Nonstatutory Stock Option Plan, under which stock options remain outstanding, had not been approved by the stockholders of VISX prior to our acquisition of VISX, Incorporated in May 2005.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee (the “AFC”) of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s annual meeting scheduled for May 22, 2007.

1.	The AFC has reviewed and discussed the audited financial statements for the year ending December 31, 2006, with management of the company and with the company’s independent auditors, PricewaterhouseCoopers LLP.

2.	The AFC has discussed those matters required by Statement on Auditing Standards No. 61 with PricewaterhouseCoopers LLP.

3.	The AFC has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, confirming PricewaterhouseCoopers’ independence, and has discussed with the independent auditors the auditors’ independence from the company and its management (including whether the independent auditors’ provision of information technology services, if any, and other non-audit services to the company is compatible with the auditors’ independence).

4.	After the discussions referenced in paragraphs 1 through 3 above, the AFC recommended to the board of directors that the audited financial statements for the fiscal year ending December 31, 2006 be included or incorporated by reference in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Audit and Finance Committee

James O. Rollans, Chairman

William J. Link, Ph.D.

Deborah J. Neff

ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxy holders to vote as they deem appropriate. The company’s Bylaws contain provisions regarding matters which may properly be brought before the stockholders at an annual meeting. The most recently revised Bylaws were filed as Exhibit 3.2 to the company’s Form 10 filed with the Securities and Exchange Commission.

Stockholder Proposals for Next Year

In order to be eligible for inclusion in the company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal (including the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on December 21, 2007. Stockholder proposals and nominations received by the company between January 25, 2008 and February 24, 2008 may also be considered at next year’s annual meeting of stockholders but may not be included in the proxy materials for next year’s annual meeting of stockholders.

How We Solicit Proxies

Advanced Medical Optics pays the costs of soliciting proxies. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance

If you plan to attend the annual meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know in advance. Please call or write our Investor Relations department at least two weeks before the meeting at the number or address under “Questions?” below.

Annual Report

The summary Annual Report to Stockholders for the year ended December 31, 2006 accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

Questions?

If you have questions or need more information about the annual meeting, write to the

Investor Relations Department

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

or call us at (714) 247-8200.

For additional information about the company, we invite you to visit Advanced Medical Optics, Inc.’s Internet site at www.amo-inc.com. Internet site materials are for your general information and are not part of this proxy solicitation. According to rules of the Securities and Exchange Commission (“SEC”), the information presented in this proxy statement under the captions “Report of the Organization, Compensation and Corporate Governance Committee,” and “Report of the Audit and Finance Committee” shall not be deemed to be “soliciting material” or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

YOUR VOTE IS VERY IMPORTANT! Please vote by calling the toll-free number set forth on your proxy card, voting by Internet or by signing and promptly returning your proxy card in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please

Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHELD FOR ALL

FOR AGAINST ABSTAIN

1. ELECTION OF TWO DIRECTORS 2. TO APPROVE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nominees:

01 Christopher G. Chavez

02 Elizabeth H. Dávila

(Instruction: To withhold authority to vote for any individual nominee, write nominee’s name in the space provided below.)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

I/we plan to attend the meeting.

(Please detach admittance card on the reverse side and bring to the meeting.)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

Signature Signature

Joint Owners) Title Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 21, 2007, the day prior to the meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www. proxyvoting.com/eye

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at www.amo-inc.com

PROXY

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting, May 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing and returning this proxy, you appointAimee S. Weisner and Diane W. Biagianti, and each of them, with full power of substitution, to vote these shares at the Annual Meeting of Stockholders to be held on May 22, 2007 at 10:00 a.m. local time, (or any adjournments or postponements thereof) at Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, CA 92705.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,

YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 22, 2007. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 30, 2007, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 22, 2007

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE NON-TRANSFERABLE

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE: DATE: TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

Registered Quantity (common) 6040 Broker Quantity 400

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please

Mark Here forAddress Change or Comments

SEE REVERSE SIDE

FORWITHHELD FOR ALL

1. ELECTION OF TWO DIRECTORS

FOR AGAINST ABSTAIN

2. TOAPPROVE RATIFICATION OFAPPOINTMENT OF INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM

Nominees:

01 Christopher G. Chavez

02 Elizabeth H. Dávila

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

I/we plan to attend the meeting.

(Please detach admittance card below and bring to the meeting.)

PLEASE SIGN, DATE AND RETURN THIS DIRECTION CARD IN THE ENVELOPE PROVIDED.

Signature Signature (Joint Owners) Title Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 17, 2007.

Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET

http://www.proxyvoting.com/eye-esop

Use the internet to vote your shares. Have your direction card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your shares. Have your direction card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your direction card.

To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the internet at www.amo-inc.com

DIRECTION CARD

TO: JPMORGAN CHASE BANK, TRUSTEE

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (“SIP”) AND

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Allergan SIP and/or the Allergan ESOP at the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on May 22, 2007, or any adjournment thereof, as marked on the reverse side of this card.

Unless JPMorgan Chase Bank, as Trustee for the Plan, receives my vote by May 17, 2007, it will vote the shares allocated to my SIP and/or ESOP account(s) as directed by the fiduciary for such Allergan plans.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 22, 2007. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 30, 2007, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 22, 2007

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE NON-TRANSFERABLE

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013 SIGNATURE: DATE: TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

ESOP/Plans 4140 Color Stripe BLUE Broker Quantity 400

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please

Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHELD FOR ALL

1. ELECTION OF TWO DIRECTORS

FOR AGAINST ABSTAIN

2. TO APPROVE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nominees:

01 Christopher G. Chavez

02 Elizabeth H. Dávila

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

I/we plan to attend the meeting.

(Please detach admittance card below and bring to the meeting.)

PLEASE SIGN, DATE AND RETURN THIS DIRECTION CARD IN THE ENVELOPE PROVIDED.

Signature Signature (Joint Owners) Title Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 17, 2007.

Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET

http://www.proxyvoting.com/eye-401 k

Use the internet to vote your shares. Have your direction card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your shares. Have your direction card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your direction card.

To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the internet at www.amo-inc.com

DIRECTION CARD

TO: JPMORGAN CHASE BANK, TRUSTEE

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Advanced Medical Optics, Inc. 401(k) Plan (the “Plan”) of the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on May 22, 2007, or any adjournment thereof, as marked on the reverse side of this card.

Unless JPMorgan Chase Bank, N.A. as Trustee for the Plan, receives my vote by May 17, 2007, it will vote the shares allocated to my Plan account(s) as directed by the Corporate Benefits Committee.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 22, 2007. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 30, 2007, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 22, 2007

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013 SIGNATURE: DATE: TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

401k/ESOP/Plans 1240 Color Stripe GREEN Broker Quantity 400